Prospectus
                                  Rule 424(b)(3)
                                 File #333-82568


                                   875,000 Units
                         MENTOR CAPITAL CONSULTANTS, INC.
                            Common Stock and Warrants
                          (Minimum Purchase: 3,125 Units)


  Mentor Capital Consultants, Inc. is offering a minimum of 12,500 units and a maximum of 875,000 units, each unit consisting of two shares of its common stock and two warrants to purchase additional shares of common stock. The warrants will entitle the holder to purchase two additional shares of common stock at the price of $3.00 and $4.00, respectively, as described in this prospectus under "Description of Securities - Warrants." At the end of 2001, we completed our initial public offering, having raised an aggregate of $542,000. This offering is essentially a continution of ourinitial public offering, inasmuch as we are selling identical units on the same terms. We will utilize the proceeds of this offering and the exercise of warrants, if any, to establish and operate our business of providing consulting services to companies seeking to raise capital. To date, we have conducted only minimal consulting operations and have not generated significant revenues.

  No public market currently exists for our common stock or warrants, which will be transferable separately and are not required to be transferred as units. We do not expect that any public market will develop for our warrants. We anticipate that, within approximately four months following the completion of this offering, our common stock will be quoted on the NASD's OTC Bulletin Board under the symbol "MCAP".

  Investing in our securities involves substantial risks. See "Risk Factors" beginning on page 6.

                               Price $4.00 Per Unit

                             Price to         Underwriting          Proceeds to
                              Public         Discounts and        Mentor Capital
                                              Commissions           Consultants

Per Unit (1)...............    $4.00              -0-                 $4.00
Minimum (12,500 units).....   $50,000             -0-                $50,000
Maximum (875,000 units)....  $3,500,000           -0-              $3,500,000

  (1) The per share price of the common stock purchased as a component of units may be effectively reduced if a purchase qualifies for bonus units as described under "Plan of Distribution."

  Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities, or determined if this prospectus is truthful or complete.

  Any representation to the contrary is a criminal offense.

  This is a minimum maximum offering which will be sold by us through our officers and directors. We must sell the minimum offering of 12,500 units if any are sold. Neither we nor any other person is required to sell any specific number or dollar amount of securities in excess of the 12,500-unit minimum offering, but we will use our best efforts to sell all of the 875,000 units offered. Funds received from subscribers will be held in escrow by Grafton State Bank. Unless collected funds sufficient to purchase at least the minimum offering of 12,500 units are received by the escrow agent from accepted subscribers within 90 days from the date of this prospectus, unless extended by us in our sole discretion for an additional 120 days, all purchase payments will be returned in full to subscribers, without interest or deduction. If the minimum offering is sold within the foregoing period, the offering may continue until 875,000 units are sold or March 31, 2003, whichever occurs first.
However, we may terminate the offering at any earlier time if we choose to do so.


February 26, 2002



                                TABLE OF CONTENTS

                                                                       Page

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . .             3
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . .             6
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . .             9
Dividend Policy . . . . . . . . . . . . . . . . . . . . . . .             9
Dilution. . . . . . . . . . . . . . . . . . . . . . . . . . .            10
Selected Financial Data . . . . . . . . . . . . . . . . . . .            11
Management's Discussion and Analysis of Financial Condition
   and Results of Operations. . . . . . . . . . . . . . . . .            12
Business. . . . . . . . . . . . . . . . . . . . . . . . . . .            14
Management. . . . . . . . . . . . . . . . . . . . . . . . . .            19
Advisory Board. . . . . . . . . . . . . . . . . . . . . . . .            21
Certain Relationships and Related Transactions. . . . . . . .            22
Principal Stockholders. . . . . . . . . . . . . . . . . . . .            23
Description of Securities . . . . . . . . . . . . . . . . . .            24
Shares Eligible for Future Sale . . . . . . . . . . . . . . .            27
Plan of Distribution. . . . . . . . . . . . . . . . . . . . .            29
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . .            30
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . .            30
Where You Can Find Additional Information . . . . . . . . . .            30
Index to Financial Statements . . . . . . . . . . . . . . . .            31
Exhibit A (Subscription Agreement). . . . . . . . . . . . . .           A-1
Exhibit B (Form of Warrant) . . . . . . . . . . . . . . . . .           B-1

                                       2

                               PROSPECTUS SUMMARY
  You should carefully read the following summary in conjunction with the more detailed information appearing elsewhere in this prospectus concerning our company and the common stock being offered, including our consolidated financial statements and related notes.

                                  Our Company

  Mentor Capital Consultants was incorporated in March 2000 under the laws of Delaware as IPO Investors Network, Inc. We changed our name in March 2001 to Mentor Capital Consultants, Inc. Our principal business is to provide a comprehensive suite of business management and marketing consulting services to pre-start-up through 5-year-old emerging growth companies and the entrepreneurs that operate them. Our operations will initially include:

  Business Strategic Planning and Marketing Consulting Services

  We will assist our clients in assessing their industry and the competition, refining their business model, preparing a business plan, and implementing their business strategy. We will review, evaluate, and refine our clients' current marketing strategy and assist in the design and development of a custom marketing plan and assist in its execution.

  Broker-dealer Referral Services

  To the extent that our clients require advice and assistance in raising capital for their business, we have developed relationships with three broker-dealers to whom we will refer appropriately developed clients in need of underwriting and private placement services.

  Development and Sale of a Software Product

  This software, Small Issue Initial Public Offering or SIIPOP TM, will provide a comprehensive education in capital formation, including the self-financing options available, as well as a step-by-step tutorial on completing the Form U-7 for Small Corporate Offerings (SCORs) as well as the Form 1-A used in Regulation A offerings.

                                 Our Strategy

  We will target as consulting clients those start-ups and emerging growth businesses that we believe have exceptional growth potential, and which offer products or services with national or international sales potential. Over time, we intend to expand our marketing campaign to attract business clients in major metropolitan areas of the country.

  We will market our services and our software product through three primary means: (a) direct response advertising, including AM news and business news radio, television, and print advertising;(b) through our attendance and participation at industry forums, conferences, and seminars; and (c) through traditional public relations methods. We have conducted a market test, the results of which indicated an interest in our suite of consulting services, and we have been engaged by four clients to provide consulting services. We intend to expand our consulting resources by creating alliances with other businesses with expertise in business, marketing, advertising, and media buying consulting.

                                       3

  Our business plan for future operations contemplates offering our clients a full spectrum of consulting services, including services relating to strategies and options for capital formation. To this end, we have established relationships with three broker-dealers to whom we may refer suitable clients. In addition, we have formed an affiliate corporation, MCAP Investment Banking Services, which, as of the date of this prospectus, has substantially completed the process required to become a licensed broker-dealer, including SEC registration and NASD membership.

  We are a start-up company, having commenced operations in 2001, with minimal current revenues, and our management has a limited background in the operation of a management consulting and brokerage business. Further, we intend to operate our business in a sector with considerable competition from more established businesses with better capitalization, name recognition, and operating histories. To date, our operations have been focused on planning our business, developing our software product, and raising the capital necessary to launch our business consulting operations, complete the development of our software and commence sales. The limited revenues we have generated to date have consisted of interest earned on capital raised from private offerings of our common stock, our initial public offering during 2001 and fees paid for consulting services provided by us to two clients in order to test and evaluate our methods.

  Our principal office is located at 4940 Pearl East Circle, Suite 104, Boulder, Colorado 80301. Our telephone number is (303) 444-7755, and our facsimile number is (303) 444-0406.

                                 The Offering

  At the end of 2001, we completed our initial public offering, having raised an aggregate of $542,000. This offering is essentially a continuation of our initial public offering, inasmuch as we are saelling identical units on the same terms.

Units offered, each unit consisting of
  two shares of common stock and two
  warrants, each warrant providing for
  the purchase of one additional share
  of common stock . . . . . . . . . . . . . . . . . . . . .       875,000  units
Common stock outstanding before the offering. . . . . . . .    16,541,612 shares
Common stock to be outstanding after minimum offering . . . 16,566,612 shares Common stock to be outstanding after maximum offering . . . 18,291,612 shares Common stock to be subject to warrants after minimum offering 296,000 shares Common stock to be subject to warrants after maximum offering 2,021,000 shares
Proposed OTC Bulletin Board trading symbol. . . . . . . . .                 MCAP

  Each unit consists of two shares of its common stock and two warrants to purchase additional shares of common stock. At any time on or before September 30, 2003, the warrants may be exercised to purchase two additional shares of common stock at the price of $3.00 and $4.00, respectively. Please see "Description of Securities - Warrants" for a description of the terms of the warrants, including the conditions under which they may be redeemed by us. The amounts shown above assume that no bonus shares, as described under "Plan of Distribution," are issued.

  This is a minimum maximum offering which will be sold by us through our officers and directors, without the participation of an underwriter. Unless collected funds sufficient to purchase at least the minimum offering of 12,500 units, containing 25,000 shares of common stock, are received by the escrow agent from accepted subscribers within 90 days from the date of this prospectus, unless extended by us in our sole discretion for an additional 120 days, the offering will terminate and no shares will be sold. If the 12,500-unit minimum offering is fully sold within the foregoing period, the initial disbursement of escrowed funds will take place, and the offering may continue until 875,000 units, containing 1,750,000 shares of common stock, are sold or March 31, 2003, whichever occurs first.

                                       4

  We are not obligated to (1) sell any number or dollar amount of our common stock in excess of the 12,500-unit minimum offering or (2) purchase any shares at any time. While we will use our best efforts to sell all of the units offered, we cannot guarantee how many units in excess of the required minimum, if any, will actually be sold in the offering. See "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.

                                Use of Proceeds

  We intend to allocate the net proceeds received by us from this offering to working capital, for use in connection with the development and expansion of our business, including expenditures with respect to the following: (1) recruitment and training of additional management, technical and marketing personnel; (2) advertising and marketing; (3) marketing of our software products; (4) establishment of a business presence in one or more additional major metropolitan areas to expand our client base; and (5) development and maintenance of web sites. See "Use of Proceeds."

                             Summary Financial Data

  You should read the following summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, and the related notes, which are included elsewhere in this prospectus. The information shown below as of December 31, 2001, and for the year then ended, and for the cumulative period from March 13, 2000 (inception) to December 31, 2001, has been taken from our consolidated financial statements, which have been audited by Gordon, Hughes & Banks, LLP, independent certified public accountants, for the foregoing periods and by Van Dorn & Bossi, independent certified public accountants, for the period from March 13, 2000 (inception) to December 31, 2000.

           Mentor Capital Consultants, a Development-Stage Enterprise

Statement of Income Data:
                                    CUMULATIVE
                                  MARCH 13, 2000      YEAR        MARCH 13, 2000
                                   (INCEPTION)        ENDED         (INCEPTION)
                                  TO DECEMBER 31,  DECEMBER 31,    DECEMBER 31,
                                      2001             2001             2000
                                  ------------     ------------     ------------
  Total income . . . . . . . $          73,000    $    73,000      $         -
  Total operating expenses . $       1,845,687      1,191,902          653,785
  Other income (expenses),
    net. . . . . . . . . . . $          18,528    $    17,122      $     1,406
                                    -----------    -----------      -----------
  Net loss . . . . . . . . . $      (1,754,159)   $(1,101,780)     $  (652,379)
                                    ===========    ===========      ===========
  Net loss per common
    share - basic and
    diluted. . . . . . . . . $           (0.12)   $     (0.07)     $     (0.05)
                                    ===========    ===========      ===========
  Weighted average common
       shares outstanding. .         14,640,168    15,833,085       13,133,326


Balance Sheet Data:
                                                  December 31, 2001
                                                  -----------------

    Cash and cash equivalents. . . . . . . . . $       513,057
    Total assets . . . . . . . . . . . . . . . $       627,874
    Long-term debt, less current portion . . . $          -0-
    Deficit accumulated during
        development stage. . . . . . . . . . . $    (1,754,159)
    Total stockholders' equity . . . . . . . . $       538,031

                                       5

                                  RISK FACTORS
  This offering and an investment in our common stock and warrants involve a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus, including our financial statements and the related notes, before purchasing units. If any of the following risks actually occurs, our business, operating results, prospects or financial condition could be seriously harmed. The trading price of our common stock could decline, and you could lose all or part of your investment. This is a self-underwritten, minimum-maximum offering, and we may not raise enough capital from the sale of our common stock and warrants to fund our plans for growth and expansion as quickly as intended.

  While we will use our best efforts to sell all of the units offered by this prospectus, we are not obligated to sell any number or dollar amount of our common stock and warrants in excess of the 12,500-unit minimum offering, and we cannot guarantee how many units in excess of the required minimum, if any, will actually be sold in this offering.

  We intend to expend all the proceeds we receive from this offering to grow and expand our existing business, principally by developing an Internet site and
otherwise increasing our marketing efforts.   Management believes that the net
proceeds of our initial public offering, which was conducted during the second half of 2001, will be sufficient to support our operations for six to eight months. It is intended that sales in this offering, which is essentially a continuation of our initial public offering, will enhance our operating capital position. However, our inability to obtain financing in excess of the minimum in this offering will impede the implementation of our plans for growth and expansion, thereby possibly extending the time required for you to realize a positive return, if any, on your investment in our company.

  We cannot guarantee that an active trading market for our common stock will develop or be sustained.

  While we intend that our common stock will be quoted on the NASD's OTC Bulletin Board upon completion of this offering, we cannot provide definite assurance that our shares will be actively traded. The development and continuation of a trading market will depend principally upon our business, financial condition and operating results.

If the market price of our shares remains below $5.00 per share, sales effected by registered broker-dealers may be subject to considerable additional rules and regulations, compliance with which may adversely affect our stock's liquidity and price.

  The price of our common stock in this offering will be less than $5.00 per share, and no assurance can be given that the market price for our common stock will exceed $5.00 per share at any time following the completion of this offering. Accordingly, SEC rules may impose additional requirements upon broker-dealers who effect transactions in our shares, principally with respect to (1) additional disclosures concerning the risks of investment in lower-priced stocks, (2) written investor-suitability determinations and (3) written authorization of these transactions by the proposed purchasers. Compliance with these rules could impede trading and adversely impact the price and liquidity of your shares.

Evaluation of our prospects may be more difficult in light of our limited operating history.

  Our company was formed in March 2000, and we have a limited operating history upon which to base an evaluation of our prospects. As a relatively new enterprise, we are subject to the risks, expenses and uncertainties that face any company during its early development. We are confident that we will be able to address and overcome these risks through our management's experience, our attention to changes in the market to which we seek to deliver our services, and our technological expertise. However, there can be no definite assurance that we will be able to adequately address these risks, and our failure to do so may adversely affect the value of your investment in our common stock.

                                       6

Our management may not be successful in applying the proceeds of this offering in a manner that increases the value of your investment.

  We plan to utilize the net proceeds of this offering in the manner described in this prospectus under "Use of Proceeds." Nevertheless, we will have broad discretion in determining specific expenditures. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning the purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds of this offering, whether in our existing operations or for external investments, in ways which increase our profitability or market value, or otherwise yield favorable returns.

We may be unable to manage growth that results from a successful offering.

  To implement our business plan, we must expand our operations, financial systems, and personnel. We may be unable to hire and train sufficient personnel to manage the growth that may result from a successful offering, which would result in our being unable to capitalize on the opportunity in the market, and might cause our financial condition and results of operations to suffer. Should our financial condition and/or results of operations suffer, the value of your investment in our common stock may be adversely affected.

Purchasers in this offering will experience immediate and substantial dilution.

  The price of our common stock in this offering is substantially higher than its book value immediately after the offering. As a result, if you invest in this offering at an assumed offering price of $2.00 per share, you will incur immediate dilution of at least $1.78 per share in the book value of the shares purchased from the price you pay for your stock if we sell the entire offering. If we sell only the 12,500-unit minimum offering, you will experience dilution of $1.97 per share. You will incur this dilution largely because our earlier investors paid substantially less than the public offering price when they purchased their common stock. See the discussion under "Dilution" for a calculation of the dilution you will experience, assuming various levels of sales in this offering.

Our president is not covered by an employment contract or "key person" life insurance, and his loss could adversely affect our business results and the value of your investment.

  Our future success depends upon the continued services of our president, Michael Bissonnette, and the loss of his services could have a material adverse effect on our business, financial condition, operating results and, potentially, the value of your investment in our common stock. In addition, if Mr. Bissonnette joins a competitor firm or forms a competing company, the resulting loss of existing or potential clients and business relationships, including merger or acquisition candidates, could have a serious adverse effect upon our business and the value of your investment in our common stock. None of our employees, including Michael Bissonnette, is bound by an employment agreement, and these personnel may terminate their employment at any time. If Mr. Bissonnette were to leave our company, we might be unable to prevent the unauthorized disclosure of our strategic planning, procedures, practices or client lists. In addition, we do not have "key person" life insurance policies covering any of our employees, including Michael Bissonnette.

Future sales of our common stock may depress our stock price.

  As of the date of this prospectus, there were 16,541,612 shares of our common stock outstanding, including 271,000 shares sold in our initial public offering during 2001; the remaining 16,270,612 shares outstanding were sold in private transactions and are considered "restricted securities" under the securities laws. The shares sold in our initial public offering are freely tradeable without restriction or further registration under the Securities Act of 1933. The restricted securities may only be transferred in compliance with Rule 144 under the Securities Act of 1933; the transfer of these restricted shares is further limited by lock-up agreements between the respective holders of such shares and us.

                                       7

  Sales of substantial amounts of our common stock in the public market, particularly sales by officers and directors, or conceivably only the perception that such sales may occur, could create the impression in the public of difficulties or problems with our business. This might adversely affect the market price of our common stock and could impair our ability to sell additional common stock or other equity securities on terms that we consider satisfactory. Further, the offer for sale of large blocks of our common stock could hinder the ability of stockholders to identify buyers willing to purchase their shares at prices considered by such stockholders to be satisfactory. For a more detailed discussion of potential future sales by our existing stockholders, see "Shares Eligible for Future Sale."

The arbitrary determination of the price of the units to be sold in this offering and the absence of a public market for our common stock may adversely affect your ability to assess whether you will be able to sell any shares you purchase for an amount equal to or greater than the price you pay to acquire them.

  The offering price of the units to be sold in this offering has been arbitrarily determined by us and is not the result of arms-length negotiations with any underwriter or other party. Such price is not necessarily related to our asset value, net worth, results of operations or any other established criteria of value. The foregoing factors may diminish your ability to assess the likelihood that your purchase price will be recovered, if not exceeded, upon sale, and no assurance can be given in that regard. Please see "Plan of Distribution" for a discussion of the factors considered by us in determining the offering price.

Unless the price of our common stock equals or exceeds the exercise price of the warrants at the time of such exercise, you may be unable to profitably exercise your warrants.

  There can be no assurance that the price of our common stock will meet or exceed the exercise price of the warrants during the exercise period or at any time thereafter. Accordingly, should you choose to exercise warrants, the value of the common stock purchased upon such exercise may be less than the price you pay. Please see "Description of Securities - Warrants" for additional information as to the terms of the warrants.

We plan to use the Internet as an important component of our business, and our inability to keep pace with the rapid technological changes associated with the Internet may affect the price of our common stock.

  We intend to use the Internet as a tool to promote our business and attract potential clients. In this connection, we plan to conduct e-mail campaigns and establish an extensive network of Internet hyperlinks to maximize our visibility to web-searching entrepreneurs. There continues to be rapid technological changes associated with the Internet. If we are unable to keep pace with such technological changes in order to achieve our goals, our growth and, accordingly, the value of your investment in our shares may be negatively affected.

The business development network that we plan to provide clients will depend on the alliances that we form with selected companies from related industries.

  We intend to offer our clients a network that has experience in solving problems that are typically faced by emerging businesses. We intend to create such a network by forming alliances with companies in the legal, Internet, financial, marketing, and business consulting industries. Our ability to service the needs of emerging growth companies will be enhanced, we believe, by leveraging the services of our alliance partners. The inability on our part to successfully form and maintain such alliances with companies in the legal, Internet, financial, marketing, and business consulting industries, may limit our ability to service the needs of our clients, thereby impeding our growth and adversely affecting the value of your investment in our common stock.

As of the date of this prospectus, our directors and officers owned 48.1% of our outstanding common stock, enabling them in most circumstances, if they vote as a group, to control the managment, business and affairs of our company, notwithstanding the objectives and/or preference of other shareholders.

  If our directors and officers continue to own the 48.1% of our outstanding common stock held by them as of the date of this prospectus, while such ownership does not constitute a voting majority of such common stock, they are likely, as a practical matter and in most circumstances, to have the ability to control all matters submitted to our stockholders for approval and to exercise controlling influence over our business and affairs. This includes any determination as of the election and removal of our directors and the approval of any merger or other business combination, the acquisition or disposition of our assets, whether or not we incur indebtedness, the issuance of any additional common stock or other equity securities and the payment of dividends on our common stock. Accordingly, if they act together, our directors and officers may exercise the degree of control described above and may make decisions that you may deem to be adverse to your interests. See "Principal Stockholders" for the most information about the ownership of our common stock.

                                       8

                                  USE OF PROCEEDS

  We estimate that our net proceeds from the sale of this offering, after deducting offering expenses payable by us, will be approximately $10,000 if the minimum offering of 12,500 units, containing 25,000 shares of common stock, is sold at an assumed public offering price of $4.00 per unit and $3,460,000 if the maximum offering of 875,000 units, containing 1,750,000 shares, is sold. The primary purposes of this offering are to obtain additional equity capital, aid in the creation of a public market for our common stock and facilitate future access to public markets. The following table shows our anticipated uses of the net proceeds of this offering, assuming the sale of the minimum 12,500-unit offering and the maximum 875,000-unit offering:

                                Assuming 12,500             Assuming 875,000
                              Units, containing            Units, containing
                           25,000 shares, are sold    1,750,000 shares, are sold
                              in this offering            in this offering (1)
                             ------------------           --------------------
Marketing and
    Technology Staff (2)         $         -0-                  $   1,250,000
Non- Personnel
    Marketing Expenses (3)                 -0-                      1,250,000
Software Development                       -0-                        150,000
Broker-dealer formation (4)                -0-                        110,000
General unallocated
  working capital                       10,000                        700,000
                                  -------------                  -------------
Totals:                          $      10,000                  $   3,460,000


  (1) We can provide no assurance that all or any part of the units offered by this prospectus in excess of the 12,500-unit minimum will be sold. Please see "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.
  (2) We anticipate that these funds will be used for staff salaries. To the extent that only the minimum is raised in this offering, we will allocate all net proceeds to general working capital. Should the maximum be raised, we may hire up to ten marketing and technology staff members and pay their salaries for approximately one year, or, hire fewer staff members and fund their salaries for a longer period of time.
  (3) Non-personnel marketing expenses will include the purchase of television, radio and print advertising, as well as the development and maintenance of our websites.
  (4) Completion of our formation of MCAP Investment Banking Services, including its registration as a broker-dealer and related required membership in the NASD, as well as salaries and other general and administrative expenses. See "Management's Discussion and Analysis of Financial Position and Results of Operations" and "Business" concerning our formation of a broker-dealer affiliate.

  The above amounts reflect our best estimates at this time. We anticipate that the proceeds of our initial public offering and this offering, combined with current working capital, will be sufficient to allow us to continue operating for at least the next eighteen months. Even if we sell only the minimum offering, our management believes that we will have sufficient funds to continue operations for at least the next six to eight months; however, we may be required to reduce the rate of our growth and expansion.

  If we determine that the intended use of proceeds described above is inadvisable or impractical, we reserve the right to vary the application and amount of its use of proceeds as we deem advisable, given all known facts and circumstances. Pending their use, the net proceeds of this offering will be invested in short-term, investment-grade, interest-bearing securities.

                                 DIVIDEND POLICY

  We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business condition and other factors that our board of directors may deem relevant. Our right to declare a dividend is not limited by any restrictive covenant, contract or agreement.

                                       9

                                    DILUTION

  Our net tangible book value as of December 31, 2001 was approximately $538,031, or $0.03 per share of common stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. The following table illustrates the dilution to purchasers of common stock in this offering if the minimum offering of 12,500 units, containing 25,000 shares of common stock, is sold, and also at certain arbitrarily determined sales levels in excess of the minimum (ie., 700,000 shares, 1,200,000 shares and 1,750,000 shares), at an assumed public offering price of $4.00 per unit, or $2.00 per share, in all cases after deduction of estimated offering expenses payable by us. At the sales levels indicated, our pro forma net tangible book value at December
31, 2001 would have been $548,031, $1,898,031, $2,898,031 or $3,998,031, respectively, or $0.03, $0.11, $0.16 or $0.22, respectively, per share of common stock, representing an immediate increase in net tangible book value of less than $0.01, $0.08, $0.13 or $0.19, respectively, per share to existing stockholders and immediate dilution of $1.97, $1.89, $1.84 or $1.78, respectively, per share to new investors.

                       Number of shares of common stock sold in the offering (1)
                      ----------------------------------------------------------
                                   12,500      700,000    1,200,000    1,750,000
                                   Shares      Shares       Shares       Shares
                                  -------    ---------    ---------    ---------
Public Offering
  price per share. . . . . . . .    $2.00       $2.00        $2.00        $2.00
  Net tangible book value
    before the offering. . . . .     0.03        0.03         0.03         0.03
  Increase in net tangible
    book value attributable
    to new investors . . . . . .        -        0.08         0.13         0.19
                                  -------     --------    --------     ---------
Pro forma net tangible
  book value per share
  after the offering . . . . . .     0.03        0.11         0.16         0.22
                                  -------     --------    --------     ---------
Dilution per share to new
  public investors . . . . . . .    $1.97       $1.89        $1.84        $1.78
                                  =======     =======     ========     =========

  (1) The numbers of shares of common stock shown as sold in the above table, in excess of the minimum offering of 12,500 units, containing 25,000 shares of common stock, have been arbitrarily selected by us for purposes of illustration only. We can provide no assurance that all or any part of the common stock offered by this prospectus in excess of the minimum will be sold. See "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.

  The following table summarizes, on a pro forma basis as of December 31, 2001, after giving effect to the sale of the minimum offering of 12,500 units, containing 25,000 shares of common stock, the difference between the number of shares of common stock purchased from Mentor Capital Consultants, the total consideration paid and the average price per share paid by the existing stockholders and by new public investors purchasing shares in this offering at an assumed initial public offering price of $4.00 per unit, or $2.00 per share of common stock, and before deduction of estimated offering expenses payable by us:

                                Shares            Total
                              Purchased        Consideration          Average
                         ------------------  ------------------    Consideration
                          Amount   Percent    Amount   Percent    Paid Per Share
                         -------- ---------  -------- ---------  ---------------
Existing
  stockholders. . . .  16,541,612   99.8%  $2,292,190   97.9%         $0.14
New public
  investors(1). . . .      25,000    0.2%      50,000    2.1%         $2.00
                       ----------  ------   ---------  ------        -------
  Total . . . . . . .  16,566,612  100.0%  $2,342,190  100.0%
                       ==========  ======   =========  ======

  (1) If sales levels of 700,000 shares, 1,200,000 shares and 1,750,000 shares are assumed for purposes of illustration only, at an assumed public offering price of $2.00 per share, the percent of total shares sold which are purchased by new investors would be 4.1%, 6.8% and 9.6%, respectively; and the aggregate consideration paid by new investors would be $1,400,000, $2,400,000 or $3,500,000, respectively, or 37.9%, 51.1% or 60.4%, respectively, of the total consideration paid for all of the common stock to be outstanding after this offering. The average consideration paid per share, by both existing stockholders and new investors, remains the same at all levels of sales. There can be no assurance that all or any of the units offered by this prospectus in excess of the minimum offering of 12,500 units, containing 25,000 shares, will be sold. See "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.

                                       10

                            SELECTED FINANCIAL DATA

  You should read the following summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, and the related notes, which are included elsewhere in this prospectus. The financial information shown below as of December 31, 2001, and for the year then ended, and for the cumulative period from March 13, 2000 (inception) to December 31, 2001, has been taken from our consolidated financial statements, which have been audited by Gordon, Hughes & Banks, LLP, independent certified public accountants, for the foregoing periods and by Van Dorn & Bossi, independent certified public accountants, for the period from March 13, 2000 (inception) to December 31, 2000.

             Mentor Capital Consultants, a Development-Stage Enterprise

Statement of Income Data:
                                    CUMULATIVE
                                  MARCH 13, 2000      YEAR        MARCH 13, 2000
                                   (INCEPTION)        ENDED         (INCEPTION)
                                  TO DECEMBER 31,  DECEMBER 31,    DECEMBER 31,
                                      2001             2001            2000
                                   ------------    ------------   --------------
  Total revenues . . . . . . $       73,000      $      73,000      $         -
  Total operating expenses .       1,845,687         1,191,902          653,785
  Other income (expense),
    net. . . . . . . . . . . $        18,528     $      17,122      $     1,406
                                   ---------     --------------   --------------
  Net (loss) . . . . . . . . $    (1,754,159)    $  (1,101,780)     $  (652,379)
                                   =========     ==============   ==============
  Net (loss) per common
    share - basic and
    diluted. . . . . . . . . $        (0.12)     $       (0.07)     $     (0.05)
                                   =========     ==============   ==============
  Weighted average common
      shares outstanding. . . .  14,640,168      $  15,833,085      $13,133,326

Balance Sheet Data:
                                                 December 31, 2001
                                                 -----------------
    Cash and cash equivalents. . . . . . . . . $       513,057
    Total assets . . . . . . . . . . . . . . . $       627,874
    Long-term debt, less current portion . . . $             -
    Deficit accumulated during
        development stage. . . . . . . . . . . $    (1,754,159)
    Total stockholders' equity . . . . . . . . $       538,031

                                       11

                       MANAGEMENT'S DISCUSSION AND ANALYSIS
                                       OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS



Results of Operations

  Revenue

  Initial consulting revenue for 2001 amounted to $73,000 compared to $0 for 2000, our initial year in business. During the second six months of 2001, we signed consulting agreements with three clients. Revenue generated during the latter half of 2001 amounted to 78% of the total revenue generated for the year.

  Operating Expenses

  For fiscal 2001, operating expenses increased by $538,117 or 82% over fiscal 2000, which was nine and a half months long.

  We began to build our management infrastructure which resulted in labor and benefits increasing by $348,857 or 106% over 2000. In addition, we began to implement our business plan incurring business development costs and advertising expenditures of $117,137 in 2001, a $93,936 or 405% increase over 2000. We incurred costs of $37,978 to develop our proprietary software program and $27,809 to formulate our broker/dealer subsidiary in 2001, compared to no such costs in 2000. Administratively, our occupancy expenses increased to $59,266 in fiscal 2001 from $29,707 in fiscal 2000. This was primarily due to our moving into larger offices, and we were operating two and a half more months in 2001 than 2000.

  Other income (expense) net, increased $15,716 in 2001 from 2000 principally due to interest income generated from our money market account.

  Net Income (Loss)

  For 2001 as compared to 2000, our revenue increased by $73,000, while operating expenses and other income (expense) increased by $538,117 and $15,716 respectively, resulting in an increase in our net (loss) to ($1,101,780) in 2001 from ($652,379) in 2000.

  We expect to continue to grow our company through the further implementation of our business plan. That is, continuing to develop new clients through our direct marketing campaigns; completion and licensure of our broker/dealer subsidiary in the first quarter of 2002; completing the development of our proprietary software for sale during the first quarter of 2002; and expanding our business to other cities across the country.

Financial Condition

  Liquidity; Commitments for Capital Resources; and Sources of Funds

  As we have been in the development stage to date, there has been no liquidity from operations. Liquidity has been generated by utilizing the proceeds of private placements of common stock during 2000 and the first half of 2001. During the fourth quarter of 2001, we made an initial public offering of up to 2,000,000 shares of stock and 2,000,000 warrants at a price to the public of $4.00 per unit. We anticipate our principal sources of liquidity during the next year will be cash from operations and net proceeds of this ongoing offering.

  We do not currently have any major capital commitments.

                                       12

  Changes in Assets and Liabilities

  During 2001, we substantially reduced our cash on hand, from $934,233 at December 31, 2000 to $513,057 at the end of 2001. This was primarily due to building the company's management infrastructure and increasing expenditures for business development and marketing as we begin to implement our business plan.

  Fixed assets increased by $33,142 or 33%, from 2000 to 2001, primarily as a result of the purchase of furniture, office equipment, and computers for use in our new offices by newly hired personnel.

  Current liabilities increased $60,584 from 2000 to 2001, reflecting an increase in operational activities at December 31, 2001 compared to December 31, 2000.

  Common stock and additional paid-in capital increased 39% from 2000 to 2001, from $1,649,804 to $2,292,190, principally as a result of our private placements and public offering of common stock and units respectively. Our deficit accumulated during the development stage increased by 169% from 2000 to 2001 as discussed under Net Income (Loss), above.

Inflation and Other Factors That May Affect Future Results.

  We have not been affected by inflation in the past, and do not expect inflation to have a significant effect on operations in the foreseeable future.

                                       13

                                    BUSINESS

  Mentor Capital Consultants was incorporated in March 2000 under the laws of Delaware as IPO Investors Network, Inc. We changed our name in March 2001 to Mentor Capital Consultants, Inc. Since inception, our preliminary organizational functions, including market research, hiring of staff, and the development of marketing and communication modes and methods, have been principally funded through our sales of securities, including private placements of our common stock in 2000 and 2001 and our initial public offering of common stock and warrants during the second half of 2001. This offering is essentially a continuation of our initial public offering, inasmuch as we are selling identical units (two shares of common stock and two warrants bearing the same terms as those offered in our IPO) for the same price.

Synopsis of our Business

  Our principal business will be to provide a comprehensive suite of business management and marketing consulting services to pre-start-up through 5-year-old emerging growth companies, in virtually any area of business, and the entrepreneurs that operate them. We will offer consulting services in a wide range of business disciplines for new and emerging companies, including: strategic planning, business plan development, marketing, media buying, and management recruiting. To address our clients' needs for information on capital formation, we have developed, completed testing and anticipate shipping during the first quarter of 2002 an "off-the-shelf" software product, Small Issue Initial Public Offering or SIIPOP TM, which will provide entrepreneurs with a comprehensive education in capital formation, including the various self-financing options available, as well as a step-by-step tutorial on completing Form U-7 for Small Corporate Offerings (SCORs) and Form 1-A used in a Regulation A offerings. We also provide clients with referrals to broker-dealers for underwriting and investment banking services, as needed.

Business Strategic Planning and Marketing Consulting Services

  Entrepreneurs launching new businesses often lack the skills and experience necessary to build a successful and sustainable organization. A study published in a recent issue of the Harvard Business Review describes how various types of business incubators and mentor capitalists have stepped in to fill the vacuum left as venture capitalists have become increasingly focused on narrow business fields, such as high technology.

    "[Business Architects] help entrepreneurs create and refine a business model, find top talent, build business processes, [and] test their ideas in the marketplace [.] They are a key piece of the value creating ecology in Silicon Valley. And as Net fever subsides and the word profitability reenters people's vocabulary, these business architects will play a greater role in the creation of vital new businesses." Harvard Business Review, November/December 2000.

  We provide small businesses and their entrepreneur owners a comprehensive suite of business, marketing, and strategic planning services.

  On behalf of such clients we will:

  * Interview management and relevant experts in order to understand their business; we will conduct a SWOT (strengths, weaknesses, opportunities, and threats) analysis of their business, review the company's business plan, if any, and research the company's products, services, market potential, competition, growth objectives, and capital requirements;

  * Provide strategic planning services, assisting management in the development and refinement of their core business model;

  * Assist in the writing or refining of a business plan;

  * Assist in the execution of their business strategy; and

  * Provide management recruiting services.

                                       14

  With specific reference to marketing consulting, we will:

  * Review and evaluate current marketing strategies and assist in developing of a comprehensive marketing plan, including identification of target markets and develop a methodology to reach them;

  * Design advertising and marketing campaigns and assist in media buying strategies; and

  * Assist in recruiting key marketing and sales personnel.

Business Development Network - Alliance Program

  We plan to increase our ability to service the needs of emerging growth companies by leveraging the services of select companies in the financial, marketing, Internet, legal and business consulting industries. The alliances we establish with these companies will collectively be known as our "business development network." By providing access to the services of our alliance partners, we will permit our clients to evolve more fully and effectively, while allowing them to focus on their respective core businesses.

  By aligning ourselves with companies that specialize in working with emerging growth businesses, we intend to offer our clients a network that has experience in solving the typical problems of emerging businesses. We also believe that a broad base of alliance partners will enhance our exposure to additional potential clients. Should we choose to expand this model, it may be used to assist in our own growth by allowing us to provide a variety of services in a location without necessarily having to establish an office in that area. We have not yet established any business alliances.

Fees

  We will charge our clients consulting fees based on the type and extent of services provided. Fees will be charged on an hourly or a flat-rate basis and may be payable in the form of cash, stock and/or warrants to purchase stock in our client companies or a combination of the foregoing. We will also derive revenue from the sale of our software.

Broker-Dealer Referral Services

  To facilitate our consulting clients' needs for capital formation advice and services, we have developed relationships with three broker-dealers to whom we may refer appropriate clients for the purpose of participating in underwritings, such as initial public offerings, post-IPO offerings, and private placements.

  The broker-dealers with whom we have established referral relationships are:

  * Blake Street Securities, 1860 Blake Street, Denver, Colorado 80202;

  * Liss Financial Services, 424 East Wisconsin Avenue, Milwaukee, Wisconsin 53202; and

  * ACAP Financial, 47 West 200 South American Plaza, Salt Lake City, Utah
    84101.

  Our relationships with the above three firms are delineated by verbal agreements, pursuant to which Mentor Capital is not required to refer a certain number or type of prospect and none of the broker-dealers is obligated to undertake any underwriting or other commitment on behalf of a referred client, having only agreed with us to review and evaluate any potential underwriting candidate referred by us. The determination of whether or when to proceed with an offering on behalf of a referred client will be at the sole discretion of the broker-dealer, based on that firm's standards and procedures. We will have no role or discretion in this determination. Similarly, we will not receive any finder's fees or other compensation for our referrals, nor will we share in any way in such underwriting compensation as may be paid a broker-dealer by our client. Notwithstanding our formation of a broker-dealer, as described below, we intend to seek additional referral relationships with other broker-dealers.

                                       15

  Our business plan contemplates that we will either acquire or form an NASD-member broker-dealer. In September 2001, we organized a subsidiary Delaware corporation, MCAP Investment Banking Services, to become a registered broker-dealer under the regulations of the SEC and the NASD. As of the date of this prospectus, MCAP has substantially completed the process required to become a licensed broker-dealer. Until such time as MCAP is fully licensed, we will refer our clients for the provision of all underwriting services to registered broker-dealers, including those listed above, and will not engage in any activity that would subject us to being licensed as a broker-dealer, investment company or investment advisor.

Our Software Product   Small Issue Initial Public Offering or SIIPOP TM

  We are developing a comprehensive software package for sale to our consulting clients whose capital needs are either too small or for whom it is too early in their business cycle to seek the services of a broker-dealer intermediary. This software, titled Small Issue Initial Public Offering or "SIIPOP" TM, will provide a comprehensive education in capital formation, including the sources, benefits and burdens of various forms of debt and equity financing, as well as the various self-financing options available. The software offers users a step-by-step tutorial on completing the Form U-7 for Small Corporate Offerings (SCORs), as well as the Form 1-A used in Regulation A offerings. In addition to describing and explaining the various questions which appear on these forms, our software provides examples of how different businesses (e.g., manufacturing, specialty products, services, and educational software) might respond to the various questions asked.

Marketing Strategy

  Our target market consists of entrepreneurs and early-stage businesses with products or services that we perceive as having compelling features and providing benefits which will be well-received in the marketplace, with national or international sales potential. We have developed a multi-pronged marketing strategy that we believe will continue to generate interest from companies that meet our criteria. Our marketing strategy has been influenced by information we gathered as result of a market test we conducted at the beginning of 2001.

Market Research

  Beginning in January 2001, we conducted a market research test. Initially, we ran a 60-second test advertisement promoting our marketing and business consulting services on a Denver AM business news radio station. We later expanded the test by running the ad on two additional AM business news stations. The ad ran for approximately 75 days and cost approximately $30,000. We had several purposes for the test: First, we wanted to confirm the extent of the demand for our business and marketing consulting services in the Denver metro area. Second, we wanted to test the efficacy of AM radio, particularly news and business news programs, as a means by which we might reach our target market, as well as have an opportunity to assess the quality of the businesses responding to our ad. Finally, we hoped that through conversations with the entrepreneurs responding to our ad, we could learn more about the types of consulting services that interested emerging businesses most. The test was not intended as a vehicle to market our services, and, to date, we have neither solicited nor contracted to provide consulting services to any responding party.

  During the 75 days that we ran the test ad, we received more than 300 responses from entrepreneurs and business executives at many different stages in their business development. The market test generally confirmed an interest in the types of business and marketing consulting services we offer. It also revealed the existence of a broad range of businesses likely to seek the type of management and business consulting services we offer. In addition, we learned that many small businesses and the entrepreneurs behind them are interested in raising capital to fund and grow their operations, but lack the knowledge and experience necessary to locate capital for their businesses. It was this information which contributed to the idea that we develop a software program which would offer entrepreneurs a comprehensive "education" in capital formation, including sources of capital, self-financing options, and the benefits and burdens associated with various capital-raising options. Our decision to establish relationships with broker-dealers to whom we could refer clients in need of underwriting and investment banking services, as well as related advice and consultation, was similarly based.

                                       16

Marketing Methods

  Based upon our market test and our engagement by four clients, we will continue to employ the following marketing methods:

  * We intend to run ads promoting our consulting services as well as our software on AM news and business news radio, in local business newspapers and magazines such as the Denver Business Journal, as well as local and cable television business programs such as Bloomberg's Reports and CNBC's Squawk Box;

  * We also intend to attend conferences, seminars, and trade shows held by entrepreneurial associations, venture associations, and business angel groups. Whether it be in the role of exhibitor, speaker, or attendee, we expect that our company will use these gatherings as occasions to promote our company and the services and solutions we can offer entrepreneurs and their emerging businesses;

  * We intend to launch a public relations campaign that will include press releases, print articles, interviews and other public appearances that we believe will generate local and national interest in our company's business model and services; and

  * We intend to use the World Wide Web as a tool to promote our business and attract potential clients. We believe that entrepreneurs are increasingly using the web as a resource to aid them in building their businesses. To this end, we intend to conduct e-mail campaigns and establish an extensive network of Internet hyperlinks to maximize our visibility to web-searching entrepreneurs.

Future Growth Strategy

  It is our intention to expand our management and marketing consulting services to other major metropolitan areas in the United States. The time frame and extent to which we accomplish this expansion will depend on the amount raised in this offering.

  In addition, to enable us to more fully service the needs of our business clients, including their need for consulting on the key issue when and how best to raise capital to fund their business' growth, an important element of our future strategy is the successful registration of our subsidiary, MCAP Investment Banking Services, as a broker-dealer.

  In cases we deem appropriate, we may enter into partnering or joint venture agreements with companies whose products or services lend themselves to our direct marketing strategies. We may also sponsor fee-based educational forums and seminars for "angel" investors on how to locate investment opportunities, analyze business plans, conduct effective "due diligence" examinations and otherwise evaluate potential investment opportunities. We continually evaluate and discuss potential acquisitions, investments and strategic alliances; however, we have no present commitments or agreements with respect to any of the foregoing.

Competition

  We compete in a rapidly changing marketplace that is intensely competitive, and our ability to compete effectively depends on many factors. Because our business model blends management consulting, marketing, and finance, we will have potential competition in each of these areas, and there is no assurance that we will be successful in achieving our competitive goals.

  As a management and business consultant, Mentor Capital Consultants faces considerable competition from a broad array of business consultants, management consultants, attorneys, and accountants. In addition to established management consulting businesses, such as Andersen Consultants, now Accenture, and KPMG Consulting, there are many smaller "boutique" management and marketing consultants from which we will also face intense competition.

                                       17

  As marketing consultants, we face competition from advertising agencies, public relations firms, and regional and local marketing firms. Our software product will compete in a marketplace filled with financial education software and other business and capital raising tutorials.

  Many of our existing competitors, as well as a number of potential new competitors have extensive operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, and marketing resources than our company. This may allow them to devote greater resources to the development and promotion of their services than Mentor Capital can bring to bear with respect to its business. Such competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees, advertisers, and potential strategic partners.

  New market entrants also pose a competitive threat to our business. We do not own any patented technology that precludes or inhibits competitors from entering the market in which we operate or from providing services and solutions similar to ours. Our competitors may develop or offer services or solutions that are superior to ours at a lower price.

  Mentor Capital will use the Internet as an important component of its business, and will thus be subject to the intense competition and rapid technological change associated with the Internet. See "Risk Factors" for additional information concerning this challenge.

Legal Proceedings

  Neither our company nor any of our officers or directors is, or has ever been, a party to any legal proceeding material to our company or our business.

Personnel and Facilities

  We currently employ fourteen persons, comprised of seven full-time employees and seven part-time employees and consultants. We believe that our relations with our employees are good. We intend to perform most of our functions through our own personnel, but we expect to purchase some services from other professionals and experts, such as attorneys, accountants, and tax planning personnel.

  We operate our business from 2,000 square feet of office space located in Boulder, Colorado, which we rent from an unaffiliated party under a lease agreement which expires September 1, 2003. The space is adequate and sufficient for our current and reasonably foreseeable operations. Upon the expiration of our current lease, we expect that we will be able to obtain either a renewal lease, if desired, or a new lease at an equivalent or better location.

                                       18

                                   MANAGEMENT

Directors and Officers

  The following table shows the names and ages of our directors and officers and the positions they hold with our company.

Name                    Age     Position(s)

Michael Bissonnette     53      Chief Executive Officer, President and Director
Jerry L. Gutterman      59      Chief Financial Officer and Treasurer
John K. Thompson        40      Vice President
Elizabeth B. Lane       42      Secretary and Director
Richard A. Kranitz      57      Director

  Michael Bissonnette has been the President, Treasurer and a director of Mentor Capital Consultants since founding our company in March 2000. From 1994 to 2000, Mr. Bissonnette was self-employed as a private investor, having retired in 1993 from Voice Powered Technology International, a company which he founded in 1989 and which developed and manufactured advanced, low-cost voice powered recognition technology and related equipment for consumer products such as VCRs; he was the President and a director of Voice Powered Technology International from 1989 to 1993. From 1977 to 1989, Mr. Bissonnette was the President and a director of Knight Protective Industries, Inc., a home security business which he founded in 1977.

  Jerry L. Gutterman has been Chief Financial Officer of Mentor Capital Consultants since November 2001 and its Treasurer since January 2002. From 1995 until his engagement with the company, Mr. Gutterman was a principal of J.L. Gutterman and Associates, a Santa Barbara, California-based financial and general management consulting practice focusing on small to medium sized companies. Mr. Gutterman served as the Chief Financial Officer and a Director of Voice Powered Technology from 1990 to 1994, where he was responsible for all of the company's financial, accounting and regulatory (both SEC and NASD) reporting. Mr. Gutterman also served as General Manager and Chief Financial Officer for Knight Protective Industries from 1987 to 1989, after which he was elected to the post of President and CEO of the Company, from 1989 to 1990. Mr. Gutterman has more than 30 years of accounting experience as well as extensive experience in senior management of public and private companies.

  John K. Thompson has been a Vice President of Mentor Capital Consultants since March 2001. From 1990 to 1999, Mr. Thompson held senior management positions at CareerTrack, an $80 million training company built upon the innovative use of direct mail and telesales. At the time of his departure from CareerTrack in 1999, he was Sales and Marketing Manager. From 1999 to 2000, Mr. Thompson was the Director of Marketing at Productivity Point International (PPI), a $150 million computer training company. From 2000 until joining Mentor Capital Consultants in 2001, Mr. Thompson was President of Innovative Marketing Solutions, a marketing consulting agency, which he owned.

  Elizabeth B. Lane has been the Secretary and a director of Mentor Capital Consultants since our inception in March 2000. Previously, from 1992 to 2000, Ms. Lane was General Counsel for Colorado Commodities Management Corporation, a commodities trading advisor which managed as much as $600 million in client assets; she also served as Director of Investor Relations, from 1997 to 2000, and Operations Manager, from 1995 to 1996, of Colorado Commodities Management.

  Richard A. Kranitz has been a director of Mentor Capital Consultants since our inception in March 2000. From 1984 to the present, he has been a senior partner in the law firm of Kranitz & Philipp, specializing in securities, banking and business law. Mr. Kranitz is a director of the Grafton State Bank.

                                       19

  All of our directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by our board of directors and serve at the discretion of the board.

  See "Principal Stockholders" for information concerning ownership of our common stock by our directors and officers.

Management Compensation

  Directors. Our directors are not compensated for acting as directors, nor are they reimbursed for expenses related to their service as directors.

  Summary Compensation Table. The following table provides information concerning compensation earned by our Chief Executive Officer for services rendered to Mentor Capital Consultants in all capacities during the fiscal year ended December 31, 2001. Compensation has been reported for the year ended December 31, 2001. We are required to disclose in the table the compensation we paid to our Chief Executive Officer and to any other executive officer of our company who was paid in excess of $100,000. These persons are referred to in this prospectus as "named executive officers." Because no executive officer of our company was paid more than $100,000 for our fiscal year, which ended December 31, 2001, only compensation paid by us to our Chief Executive Officer is included in the table.

                                  Annual Compensation             All Other
Name and Principal Positions   Year    Salary($)   Bonus($)     Compensation($)
----------------------------   ----    ---------   --------     ---------------
Michael Bissonnette . . . . .  2001    $150,000       -                -
  Chief Executive Officer,
  President, Treasurer and
  Director (1)

  (1) Mr. Bissonnette served as Treasurer for the year ended December 31, 2001, after which he was succeeded by Jerry L. Gutterman. See "Management - Directors and Officers."


  Option Grants in the Last Fiscal Year. No options were granted to our Chief Executive Officer, our only named executive officer, for the year ended December 31, 2001.

  Option Exercises in 2001 and Aggregate Option Values at December 31, 2001. No options have been exercised by our Chief Executive Officer, our only named executive officer, during fiscal 2001. As of December 31, 2001, no unexercised options were held by our Chief Executive Officer.

Limitation of Liability and Indemnification

  Our bylaws provide for the elimination, to the fullest extent permissible under Delaware law, of the liability of our directors to us for monetary damages. This limitation of liability does not affect the availability of equitable remedies such as injunctive relief. Our bylaws also provide that we shall indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from certain specified misconduct. We are required to advance their expenses incurred as a result of any proceeding against them for which they could be indemnified, including in circumstances in which indemnification is otherwise discretionary under Delaware law. At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of our company in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

                                       20

                                 ADVISORY BOARD

  Mentor Capital Consultants has organized an Advisory Board of key individuals with experience in corporate finance, entrepreneurship, securities law, and business accounting. We will draw on the expertise of the advisory board, as needed, to provide our clients with additional management, marketing and financial consulting services.

  Current members of the Advisory Board are:

  * Michael Bissonnette: Mr. Bissonnette is the President and founder of Mentor Capital Consultants.

  * Richard Furber: Mr. Furber is a former President of Dean Witter International and Managing Director of Lehman Brothers. While at Lehman, Mr. Furber had a key role in the evaluation of scores of companies seeking underwriting services from Lehman Brothers. He had significant involvement in every aspect of the public offering process of hundreds of high growth companies underwritten by Lehman Brothers. Currently, Mr. Furber is the CEO and founder of MediMerge Group LLC and sits on the boards of Intelidyne, Inc., Encap, Inc., and Advanced Health Technologies;

  * Ralph Bellizzi, CBI, CBC, SBA: Mr. Bellizzi is the founder, President and Colorado Licensed Principal Broker of Aaron Bell International, Inc., a firm specializing in business market analysis, mergers, and acquisitions. During his more than 30 years experience in business sales, strategic business planning, equity funding, and business organization, Mr. Bellizzi has founded and built 17 companies.

  * Richard A. Kranitz: Mr. Kranitz is an attorney concentrating in securities regulation, corporate finance, and business planning. In his more than 30 years of practice, Mr. Kranitz has formed more than 100 new businesses and served as an officer and/or director of over 30 of those businesses. He currently serves as a director of Mentor Capital Consultants.

  * Bradley J. Fehn, CPA: Mr. Fehn is a former senior auditor with KPMG Peat Marwick. He is the Director of Finance for isherpa.com, one of the largest incubators in the State of Colorado, and has considerable expertise in the creation and execution of complex financial modeling for new businesses, as well as valuation analysis and strategic partner planning and agreement negotiation.

  Upon the sale of the minimum offering, members of the Advisory Board will be compensated on a quarterly basis with a cash fee of $2,500 and 2,500 shares of our common stock.

                                       21

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


  Certain Transactions

  At the inception of Mentor Capital Consultants, our president, Michael Bissonnette, sold certain assets to us, consisting primarily of furniture, computers and software, for the aggregate price of $55,000. Such amount was determined by our board of directors to be the "fair market value" of such assets. The transaction was disclosed and approved in accordance with the procedures described below under "Certain Relationships and Related Transactions
 - Conflicts of Interest."

  We have no loans outstanding to any of our directors or officers.

  Conflicts of Interest

  Certain potential conflicts of interest are inherent in the relationships between our affiliates and us.

  From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of Mentor Capital Consultants and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

  Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of Mentor Capital Consultants and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

  With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that (1) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (2) the transaction be approved by a majority of our disinterested outside directors and (3) the transaction be fair and reasonable to Mentor Capital Consultants at the time it is authorized or approved by our directors.

                                       22

                              PRINCIPAL STOCKHOLDERS

  The following table sets forth as of December 31, 2001, and as adjusted to reflect the sale of the minimum offering of 12,500 units, containing 25,000 shares of common stock, certain information with respect to the beneficial ownership of our common stock by:

  * each person known by us to beneficially own more than 5% of our common stock;

  * each of our directors;

  * our sole named executive officer; and

  * all of our directors and executive officers as a group.

  We believe that, subject to applicable community and marital property laws, the beneficial owners of our common stock listed below have full voting and dispositive power with respect to such shares.


                        Shares beneficially owned     Shares beneficially owned
Name and Address of         prior to offering          after minimum offering(1)
Beneficial Owner            Number   Percent                Number   Percent
----------------------     --------  -------               --------  -------
W. Michael Bissonnette. . 7,622,250    46.1%              7,622,250    46.0%
4940 Pearl East Circle
Boulder, Colorado 80301

Elizabeth B. Lane . . . .    74,925     0.5%                 74,925     0.5%
4940 Pearl East Circle
Boulder, Colorado 80301

Richard A. Kranitz. . . .   120,000     0.7%                120,000     0.7%
1238 Twelfth Avenue
Grafton, Wisconsin 53024

Diane Paoli . . . . . . . 1,250,000     7.6%              1,250,000     7.5%
202 State Street A
Santa Barbara, California

All directors and
  executive officers as
  a group (5 persons) . . 7,959,701    48.1%              7,959,701    48.0%

  (1) We cannot guarantee that all or any part of the common stock offered in excess of the minimum offering of 12,500 units, containing 25,000 shares of common stock, will be sold. See "Risk Factors" and "Plan of Distribution" for information concerning the terms of this offering. If the number of shares of common stock sold in the offering, as arbitrarily selected by us for purposes of illustration only, is assumed to be 200,000 shares, 700,000 shares, 1,200,000 shares or 1,750,000 shares, ownership percentages would be as follows:

                                       Assumed number of shares of common
                                           stock sold in the offering
                                     ----------------------------------------
                                  200,000     200,000     1,200,000    1,750,000
                                   Shares      Shares       Shares       Shares
                                  -------    ---------    ---------    ---------
W. Michael Bissonnette . .         45.5%       44.2%        43.0%         41.7%
Elizabeth B. Lane. . . . .          0.4%        0.4%         0.4%          0.4%
Richard A. Kranitz.. . . .          0.7%        0.7%         0.7%          0.7%
Diane Paoli. . . . . . . .          7.5%        7.2%         7.0%          6.8%
Directors and executive
  officers as a group. . .         47.5%       46.2%        44.9%         43.5%

                                       23

                            DESCRIPTION OF SECURITIES

  Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share. As of December 31, 2001, 16,541,612 shares of common stock and no shares of preferred stock were outstanding.

Common Stock

  Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended and restated certificate of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

  Our board of directors has the authority, within the limitations and restrictions in the amended and restated certificate of incorporation, to issue 25,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Mentor Capital Consultants without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock. We currently have no plans to issue any shares of preferred stock.

Warrants

  General. The two warrants to purchase common stock which are components of the units offered by this prospectus are exercisable in whole at any time or in part from time to time (provided that at least 100 shares, or an integral multiple thereof, must be purchased upon each such partial exercise), at the prices, respectively, of $3.00 and $4.00 per share of common stock purchased.

  The warrants will be exercisable, in whole or in part, on or prior to September 30, 2003, provided that the common stock issuable upon the exercise of such warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act and the securities or "blue sky" laws of the jurisdiction in which the exercise of such warrant is proposed to be effected. Thereafter, each warrant will expire and become void and of no value.

  Registration and Transfer. Warrants may not be transferred or exercised unless (1) such warrants and the shares of common stock issuable upon the exercise thereof are registered under the Securities Act of 1933 and applicable state securities laws, or exempt from such registration, or (2) such transfer or exercise (and the issuance of common stock pursuant to such exercise) is exempt from registration under such Act and such laws. Mentor Capital Consultants has undertaken to use its best efforts to register the warrants and the common stock issuable upon the exercise thereof, and/or the transactions pursuant to which such securities are transferred or issued, under the Securities Act of 1933 and the securities laws of the jurisdictions in which units are sold. The warrants will be registered at the office of Grafton State Bank, Grafton, Wisconsin, the warrant agent, and are transferable only at such office by the registered warrant holder (or duly authorized attorney) upon surrender of the warrant certificate, with the form of "Assignment" appearing on the certificate completed and executed. No transfer of warrants shall be registered unless the warrant agent is satisfied that such transfer will not result in a violation of the Securities Act of 1933 or any applicable state securities laws.

                                       24

  Exercise of Warrants. In order to exercise a warrant, the warrant certificate must be surrendered at the office of the warrant agent in Grafton, Wisconsin prior to the expiration of the warrant exercise period described above, with the form of "Subscription" appearing on the certificate completed and executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised. Payment shall be by certified funds or cashier's check payable to "Grafton State Bank, Warrant Agent." In the case of partial exercise, the warrant agent will issue a new warrant certificate to the exercising warrant holder, or assigns, evidencing the warrants which remain unexercised. In its discretion, the warrant agent may designate a location other than its office in Grafton, Wisconsin for surrender of warrants in the case of transfer or exercise.

  Redemption. Commencing January 5, 2002, and at any time thereafter until and including, but not after, the expiration of the warrant exercise period described above, Mentor Capital Consultants may, at its option, redeem all of the warrants at any time or some of them from time to time, upon payment of $0.01 per warrant to the warrant holder, provided that the closing bid or sale price of the common stock, as quoted on the NASD OTC Bulletin Board, or other national securities exchange, equals or exceeds $5.00 per share for 20 consecutive trading days ending within 15 days of the date upon which notice of redemption is given as provided herein.

  In case less than all of the warrants at the time outstanding are to be redeemed, the warrants to be redeemed shall be selected by us by lot. Notices of such redemption will be mailed at least 15 days prior to the redemption date to each holder of warrants to be redeemed at the registered address of such holder.

  Adjustments; Rights of Holders. The exercise price and number of shares of common stock to be received upon the exercise of warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or the recapitalization of the Company. In the event of the liquidation, dissolution or winding up of Mentor Capital Consultants, the holders of warrants will not be entitled to participate in the distribution of our assets. Holders of warrants will have no voting, pre-emptive, subscription or other rights of shareholders in respect of the warrants, and no dividends will be declared or paid on the warrants.

  The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the form of warrant appearing elsewhere in this prospectus. See Exhibit B.

Limitation of Director Liability

  Section 180.0828 of the Delaware General Corporation Law, or DGCL, provides that our directors can be held personally liable only for intentional breaches of fiduciary duties, criminal acts, transactions from which the director derived an improper personal profit and willful misconduct. These provisions may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted Mentor Capital Consultants and its shareholders.

Indemnification

  Under our Certificate of Incorporation and the DGCL, our directors and officers are entitled to mandatory indemnification from us against certain liabilities and expenses (1) if the officer or director is successful in the defense

                                       25

of an action brought against him or her and (2) if the officer or director is not successful in the defense of an action brought against him or her, unless, in the latter case only, it is determined that the director or officer breached or failed to perform his or her duties to Mentor Capital Consultants and such breach or failure constituted: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
(c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Our bylaws provide for the indemnification of our directors and officers by us to the fullest extent permitted by Delaware law.

Anti-Takeover Provisions

  Delaware Law. Upon the effectiveness of this offering, we expect to become subject to Section 203 of the DGCL, which regulates corporate acquisitions, prevents certain public Delaware corporations from engaging, under certain circumstances in a "business combination" with any "interested stockholder" for three years following the date that such stockholder becomes an interested stockholder. For purposes of Section 203 of the DGCL, a "business combination" includes, among other things, a merger or consolidation involving Mentor Capital Consultants and the interested stockholder and the sale of more than 10% of our assets. In general, DGCL Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more of the outstanding voting stock of Mentor Capital Consultants and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may "opt out" of DGCL Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. We have not "opted out" of the provisions of DGCL Section 203.

  Number of Directors; Removal; Vacancies. Our bylaws currently provide that we may have up to seven directors. The authorized number of directors may be changed by amendment of the bylaws. The bylaws also provide that our board of directors shall have the exclusive right to fill vacancies on the board, including vacancies created by expansion of the board or removal of a director, and that any director elected to fill a vacancy shall serve until the next annual meeting of our shareholders. The bylaws further provide that directors may be removed by the shareholders only by the affirmative vote of the holders of at least a majority of the votes then entitled to be cast in an election of directors. This provision, in conjunction with the provisions of the bylaws authorizing the board to fill vacant directorships, could prevent shareholders from removing incumbent directors and filling the resulting vacancies with their own nominees.

  Amendments to the Certificate of Incorporation. The DGCL provides authority to Mentor Capital Consultants to amend its certificate of incorporation at any time to add or change a provision that is required or permitted to be included in the certificate or to delete a provision that is not required to be included in such certificate. Our board of directors may propose one or more amendments to our certificate of incorporation for submission to a shareholder vote. The board may condition its submission of the proposed amendment on any basis it chooses if it notifies each shareholder, whether or not entitled to vote, of the meeting at which the proposed amendment will be voted upon.

  Anti-Takeover Consequences. Certain provisions of our certificate of incorporation and bylaws may have significant anti-takeover affects, including the inability of our shareholders to remove directors without cause, and the ability of the remaining directors to fill vacancies.

Transfer Agent and Registrar

  We are currently the transfer agent and registrar for our common stock. Grafton State Bank, the warrant agent, is the transfer agent and registrar for our warrants.

                                       26

                          SHARES ELIGIBLE FOR FUTURE SALE

  Prior to this offering, there has been no public market for our common stock, and sales of substantial amounts of common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of equity securities. See "Risk Factors" for additional information concerning the potential adverse impact of such sales on your investment in our common stock.

Registration of Outstanding Shares

  Immediately upon the termination of this offering, we intend to file another registration statement with the SEC to register up to 2,500,000 of the currently outstanding 16,541,612 "restricted shares" (as defined below) of our common stock under the Securities Act of 1933. Pursuant to such registration, the holders of such shares will be entitled to sell their common stock at various times as follows:

  * on the OTC Bulletin Board (or any stock exchange on which the shares may be listed); in the over-the-counter market;

  * in negotiated transactions other than on such exchange;

  * by pledge to secure debts and other obligations;

  * in connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

  * in a combination of any of the foregoing transactions.

Sales of Restricted Shares

  Whether or not we successfully register up to 2,500,000 shares of our common stock outstanding as of the date of this prospectus (350,000 of which are held by our officers and directors), as described above, or the period of time for which any such registration remains effective, 18,291,612 shares of our common stock will be outstanding after this offering, assuming that the entire offering is sold.

  All of the shares sold in this offering or previously in our initial public offering during 2001 (up to 2,021,000) will be freely tradeable without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933, may only be sold in compliance with the provisions of Rule 144, as described below. In general, our affiliates are any persons that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with us.

  16,270,612 shares of common stock outstanding as of the date of this prospectus, 7,959,701 of which are held by our affiliates, are considered "restricted securities" as that term is defined in Rule 144. These restricted shares of common stock:

  * may only be sold if they are registered under the Securities Act of 1933 or are exempt from such registration; and

  * are subject to lock-up agreements, pursuant to which our officers and directors, as well as investors who have acquired our common stock in private transactions, have agreed to limit any sales or other transfers of our common stock.

                                       27

    In the case of our officers and directors, these lock-up agreements provide that such persons may not sell, transfer or otherwise dispose of, directly or indirectly, any shares of common stock, or any securities convertible or exchangeable for shares of common stock, until January 1, 2003. Transfers by such persons are further restricted by the provisions of Rule 144 under the Securities Act of 1933, described below. In the case of purchasers in our private placements and other holders of shares of common stock considered to be restricted securities, lock-up agreements provide that, commencing twelve months following the completion of this offering, such persons may sell, transfer or otherwise dispose of, directly or indirectly, up to 50% of the shares of common stock, or any securities convertible or exchangeable for shares of common stock, held by them as of the date of this prospectus; the balance of the restricted shares held by such persons may be transferred commencing twenty-four months following the completion of this offering. Except for restrictions provided by the lock-up agreements described above, all of the 16,270,612 restricted shares will become eligible for sale in the public market prior to March 31, 2002 under Rule 144.

Stock Options and Warrants

  As of the date of this prospectus, 487,385 shares of our common stock are subject to outstanding options. 155,058 of such options are exercisable for a period of five years, commencing January 5, 2002; 40,000 are exercisable for a period of five years, commencing July 5, 2002; and 292,327 are exercisable for five years, commencing six months following the termination of this offering. 128,339 of such options are held by our affiliates, and 359,046 are held by non-affiliates. Shares of common stock acquired upon the exercise of these options will be restricted securities and may only be sold if they are registered under the Securities Act of 1933 or are exempt from such registration, including pursuant to Rule 144.

  Up to 2,021,000 shares of common stock may be issued upon the exercise of warrants sold in this offering or in our initial public offering in 2001. These warrants are exercisable until September 30, 2003, provided that the common stock issuable upon the exercise of any such warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act of 1933 and the securities or "blue sky" laws of the jurisdiction in which the exercise of such warrant is proposed to be effected. All such shares are included in the registration statement relating to this offering and, provided such registration statement is effective at the time of sale, will be freely tradeable without restriction or further registration under the Securities Act of 1933, except for any shares purchased by our affiliates which generally may only be sold in compliance with Rule 144. If such registration statement is not effective at the time of sale, non-affiliates generally must comply with Rule 144 in order to make public sales.

Rule 144

  In general, under Securities Act Rule 144, a stockholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any three-month period, a number of these restricted shares that does not exceed the greater of:

  * 1% of the then outstanding shares of common stock, or approximately
    182,916 shares immediately after this offering, assuming the entire offering is sold, or

  * the average weekly reported trading volume in the common stock during the four calendar weeks preceding filing of a notice on Form 144 with respect to the sale.

  In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities. Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about us must be available. Under Rule 144(k), a stockholder who is not currently, and who has not been for at least three months before the sale, an affiliate of ours and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements. The one- and two-year holding periods described above do not begin to run until the full purchase price is paid by the person acquiring the restricted shares from us or an affiliate of ours.

                                       28

                                   SUPPLEMENT
                               Dated April 11, 2002
                                       To
                                   PROSPECTUS
                              Dated February 26, 2002

Pursuant to the requirements of the NASD the information contained under the caption Plan of Distribution in this prospectus is hereby supplemented to include the following.

We own MCAP Investment Banking Services, Inc. a broker dealer and member of the NASD. Because we are affiliated with a member of the NASD, this offering is subject to the provisions the NASD Conduct Rule 2720, relating to sales by a NASD member of it's own securities or those of an affiliate. However, the units offered by this prospectus are being sold by MentorCap only; no broker dealer, including MCAP Investment Banking Services Inc., is participating in the distribution of the offering. Accordingly, under the foregoing circumstances, we have not and are not required to engage a qualified independent underwriter, and no NASD member has assumed the responsibility of acting as a qualified independent underwriter in connection with the pricing of this offering or the conduct of the due diligence examination in connection therewith.

                               PLAN OF DISTRIBUTION

  As of the date of this prospectus, we anticipate selling all of the units offered by this prospectus exclusively through our officers and directors, without the assistance of brokers, dealers, and finders. Our officers and directors will participate in the distribution of the offering in reliance upon the exemption from broker-dealer registration provided by Rule 3a4-1 under the Securities Exchange Act of 1934.

  We may in the future, in our sole discretion, elect to engage certain brokers, dealers and finders to assist in the marketing and distribution of this offering. Such brokers, dealers, and finders will be compensated, in accordance with all state and federal securities laws, with cash, securities of the issuer, or both. If we choose to employ a broker-dealer for the purpose of selling the units offered by this prospectus, we will amend our registration statement to identify a selected broker-dealer at such time as such broker-dealer sells 5% or more of the offering. In the view of the SEC's Division of Corporation Finance, any broker-dealer that sells securities in this type of an offering would be deemed an underwriter as defined in Section 2(11) of the Securities Act of 1933. Prior to the participation of any broker-dealer in the distribution of this offering, it will be required to obtain a no objection position from the NASD regarding the proposed underwriting compensation and arrangements.

  This is a minimum-maximum offering. Neither we nor any other person is obligated (1) to sell any number or dollar amount of our common stock in excess of the 12,500-unit minimum offering or (2) to purchase any number or dollar amount of shares at any time. We will use our best efforts to sell all of the common stock offered by this prospectus. However, we cannot guarantee how much stock in excess of the required minimum, if any, will actually be sold in this offering. See "Risk Factors" for additional information concerning this type of offering.

  All funds received from subscribers for units will be held in escrow by Grafton State Bank, Grafton, Wisconsin, as escrow agent, pursuant to an agreement between us and the escrow agent. Pending disbursement, subscription proceeds will be deposited in a segregated account and invested in short-term, investment-grade, interest-bearing securities.

  Unless collected funds sufficient to purchase at least the minimum offering of 12,500 units, containing 25,000 shares of common stock, are received by the escrow agent from accepted subscribers within 90 days from the date of this prospectus, unless extended by us in our sole discretion for an additional 120 days, the offering will terminate and all funds received from subscribers will be promptly returned in full by the escrow agent directly to subscribers, without interest or deduction, as provided in the escrow agreement. Provided that at least 12,500 units are sold within the foregoing period, the initial disbursement of escrowed funds will take place, and we may continue to offer our common stock for sale until (1) 875,000 units, containing 1,750,000 shares of common stock, are sold or (2) March 31, 2003, whichever occurs first. However, we may terminate the offering at any earlier time if we choose to do so.

  To purchase units, a prospective investor must (1) complete and sign a subscription agreement, in the form attached to this prospectus as Exhibit A, and any other documents that we may require and (2) deliver such documents to us, together with payment in an amount equal to the full purchase price the shares of common stock being purchased. Checks should be made payable to "Grafton State Bank, Escrow Agent."

  We will determine, in our sole discretion, to accept or reject subscriptions within five days following their receipt. Funds of an investor whose subscription is rejected will be promptly returned directly to such person by the escrow agent, without interest or deduction. No subscription may be withdrawn, revoked or terminated by the purchaser. We reserve the right to refuse to sell units to any person at any time.

  Our officers and directors, as well as investors who have acquired our common stock in private transactions, have agreed to limit sales and other transfers of our common stock as described above under "Shares Eligible for Future Sale."

                                       29

Bonus Units

  Each subscriber who purchases at least 5,000 units will receive, at no additional cost, additional units in an amount equal to 10% of the units subscribed for. For example an investor purchasing 12,500 units for $50,000 will receive 1,250 additional bonus units, containing 2,500 shares of common stock and warrants to purchase an 2,500 shares, at no additional cost. No fractional units will be issued.

Determination of Offering Price

  Prior to this offering, there has been no public market for our securities. The offering price of the units and the warrant exercise prices have been arbitrarily determined by us and are not necessarily related to our asset value, net worth, results of operations or other established criteria of value. The factors considered in determining the offering price include the history of and the prospects for Mentor Capital Consultants and the industry in which we operate, our operating results (which are extremely limited) and the trends of such results, our financial condition, the experience of our management, the market price of publicly traded stock of comparable companies in recent periods and the general condition of the securities markets at the time of this offering.

                                 LEGAL MATTERS

  The validity of the shares of common stock offered through this prospectus will be passed upon for us by Kranitz & Philipp, Milwaukee, Wisconsin. Richard
A. Kranitz, a director of our company, is a partner in the firm of Kranitz & Philipp.

                                    EXPERTS

  Gordon, Hughes & Banks, LLP, Greenwood Village, Colorado, independent certified public accountants, have audited our consolidated financial statements as of December 31, 2001, and for the year then ended, and for the cumulative period from March 13, 2000 (inception) through December 31, 2001, as set forth in their report. We have included our consolidated financial statements in this prospectus in reliance upon the report of Gordon, Hughes & Banks, LLP, given on their authority as experts in auditing and accounting. Van Dorn & Bossi, Boulder, Colorado, independent certified public accountants, have audited our financial statements as of December 31, 2000, and for the period from March 13, 2000 (inception) through December 31, 2000, as set forth in their report. We have included our financial statements in this prospectus in reliance upon the report of Van Dorn & Bossi, given on their authority as experts in auditing and accounting.

  On December 20, 2001, we engaged Gordon, Hughes & Banks, LLP as our principal independent public accountants and auditors upon the resignation of Van Dorn & Bossi. No report issued at any time by Van Dorn & Bossi on the financial statements of Mentor Capital Consultants or its subsidiaries has contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements with Van Dorn & Bossi, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Van Dorn & Bossi, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their report. The change in accountants described above was approved by our board of directors.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

  We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and the common stock to be sold in this offering, we refer you to the registration statement and the exhibits and

                                       30

schedules filed as part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed.

  The registration statement, including exhibits and schedules filed with it, may be inspected without charge at the SEC's public reference rooms at:

  * Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549;

  * Seven World Trade Center, 13th Floor, New York, New York 10048; or

  * Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois
    60661.

  Copies of all or any part of the registration statement may be obtained from such office after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a Web site that contains registration statements, reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC at http://www.sec.gov.

  We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, will file annual reports containing consolidated financial statements audited by an independent public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC. You will be able to inspect and copy such periodic reports, proxy statements and other information at the SEC's public reference room, and the Web site of the SEC referred to above.

                           INDEX TO FINANCIAL STATEMENTS

                                                                        Page
                                                                      --------
Independent Auditor's Report. . . . . . . . . . . . . . . . . .         F-1

Independent Accountant's Report . . . . . . . . . . . . . . . .         F-2

Financial Statements:

  Consolidated Balance Sheets at December 31, 2001
    and December 31, 2000 . . . . . . . . . . . . . . . . . . .         F-3

  Consolidated Statements of Operations for the year
    ended December 31, 2001 and for the period from
    March 13, 2000 (Inception) through December 31, 2000. . . .         F-4

  Consolidated Statement of  Stockholders' Equity
    for the period from March 13, 2000 (Inception)
    to December 31, 2001. . . . . . . . . . . . . . . . . . . .         F-5

  Consolidated Statements of Cash Flows for the year
    ended December, 31, 2001 and for the period from
    March 13, 2000 (Inception) through December 31, 2000. . . .         F-6

Notes to Financial Statements . . . . . . . . . . . . . . . . .         F-7

                                       31

                        INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Mentor Capital Consultants, Inc. (A Development Stage Enterprise)
Boulder, Colorado

  We have audited the accompanying consolidated balance sheet of Mentor Capital Consultants, Inc. (A Development Stage Enterprise) as of December 31, 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, and for the cumulative period from March 13, 2000 (Inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The Company's consolidated financial statements as of December 31, 2000 and for the period March 13, 2000 (Inception) through December 31, 2000 were audited by other auditors whose report, dated January 10, 2001, expressed an unqualified opinion on those statements. The financial statements for the period March 13, 2000 (Inception) through December 31, 2000 reflect total revenues and net loss of $0 and $652,379, respectively, of the related totals. The other auditors' report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior period, is based solely on the report of such other auditors.

  We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.

  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mentor Capital Consultants, Inc. (A Development Stage Enterprise) as of December 31, 2001 and the results of its operations and cash flows for the year ended December 31, 2001 and the cumulative period March 13, 2000 (Inception) to December 31, 2001, in conformity with accounting principles generally accepted in the United States.

                                                Gordon, Hughes & Banks, LLP

January 21, 2002
Greenwood Village, Colorado

                                      F-1

                        INDEPENDENT ACCOUNTANT'S REPORT


Board of Directors
Mentor Capital Consultants, Inc.

We have audited the accompanying balance sheet of Mentor Capital Consultants, Inc. (a development stage enterprise) as of December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from March 13, 2000 (inception) to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with the generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation, we believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mentor Capital Consultants, Inc. as of December 31, 2000 and the results of its operations and its cash flows for the period from March 13, 2000 (inception) to December 31, 2000 in conformity with generally accepted accounting principles.



Van Dorn & Bossi
Certified Public Accountants

Boulder, Colorado
January 10, 2001

                                      F-2

                          MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                            CONSOLIDATED BALANCE SHEET


ASSETS:

                                                   DECEMBER 31,     DECEMBER 31,
                                                       2001             2000
                                                   ------------      -----------
Current assets:
    Cash (Note 1)                                   $  513,057       $  934,233
    Accounts Receivable                                  5,000                -
    Prepaid expenses & other                             3,636                -
                                                   ------------      -----------
        Total current assets                           521,693          934,233

Property and equipment (Note 1)
    Property and equipment                             133,216          100,074
    Less accumulated depreciation                      (30,167)          (9,623)
                                                   ------------      -----------
        Property and equipment, net                    103,049           90,451

    Deposits                                             3,132            2,000
                                                   ------------      -----------
        Total assets                                $  627,874       $1,026,684
                                                   ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

    Accounts payable                                $   64,605       $        -
    Accrued expenses                                $   25,238       $   29,259
                                                   ------------      -----------
        Total current liabilities                       89,843           29,259

Stockholders' equity (Notes 3 and 6):

    Preferred stock, $.0001 par value,
      25,000,000 shares authorized, none
      issued and outstanding                                 -                -

    Common stock, $.0001 par value;
      100,000,000 shares authorized, 16,541,612
      and 15,505,762 shares issued and outstanding
      at December 31, 2001 and 2000 respectively    $    1,654       $    1,551
    Additional paid-in-capital                       2,290,536        1,648,253
    (Deficit) accumulated during the development
      stage                                         (1,754,159)        (652,379)
                                                   ------------      -----------
        Total stockholders' equity                     538,031          997,425
                                                   ------------      -----------
        Total liabilities and stockholders' equity  $  627,874       $1,026,684
                                                   ============      ===========

                 See accompanying summary of accounting policies
                        and notes to financial statements.

                                      F-3

                         MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                       CONSOLIDATED STATEMENTS OF OPERATIONS

                                Cumulative                      Period from
                                  During        Year Ended     March 13, 2000
                                Development    December 31,    (Inception) to
                                  Stage            2001       December 31, 2000
                               -------------   ------------   -----------------
Revenue
  Consulting revenues           $    73,000     $     73,000     $          -

Operating expenses
  Cost of revenues              $    64,222     $     64,222                -
  Selling, general and
    administrative                1,751,298        1,107,136          644,162
  Depreciation                       30,167           20,544            9,623
                                ------------    ------------     -------------
Total operating expenses          1,845,687        1,191,902          653,785
                                ------------    ------------     -------------

Income (loss) from operations    (1,772,287)      (1,118,902)        (653,785)

Other income (expense), net
  Other income                        6,200                -            6,200
  Interest income
    (expense),net                    13,498           18,292           (4,794)
  Franchise tax                      (1,170)          (1,170)               -
                                ------------    ------------     -------------
    Total other income
      (expense), net                 18,528           17,122            1,406
                                ------------    ------------     -------------
Net loss                        $(1,754,159)    $ (1,101,780)    $   (652,379)
                                ============    ============     =============
Net loss per share, basic
  and diluted                   $     (0.12)    $      (0.07)    $      (0.05)
                                ============    ============     =============
Weighted average number of
  common shares outstanding,
  basic and diluted             $14,640,168     $ 15,833,085      $13,133,326
                                ============    ============     =============

                 See accompanying summary of accounting policies
                        and notes to financial statements.

                                      F-4

                          MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

           Period from March 13, 2000 (Inception) To December 31, 2001

                                                         Accumulated
                                                         (Deficit)
                                             Additional  During the
                          Common Stock         Paid-in   Development
                       Shares      Amount      Capital      Stage       Total
                     ----------- ----------- ----------- ----------- -----------
Issuance of common
  stock on March 13,
  2000 (inception)    11,682,500 $    1,168  $   84,695  $        -  $   85,863
Issuance of common
  stock for cash
  during private
  placement from
  March 13, 2000 to
  December 31, 2000
  (Note 6)             3,645,000        365   1,492,760           -   1,493,125
Issuance of common
  stock for services
  provided from
  March 13, 2000 to
  December 31, 2000
  (Note 6)               178,262         18      50,798           -      50,816
Issuance of stock
  options to non-
  employees for
  services provided
  from March 13, 2000
  to December 31, 2000
  (Note 6)                     -          -      20,000           -      20,000
Net (loss) for the
  period from March 13,
  2000 (Inception) to
  December 31, 2000
  (Note 6)                     -          -           -    (652,379)   (652,379)
                     ----------- ----------- ----------- ----------- -----------
Balances, December
  31, 2000            15,505,762      1,551   1,648,253    (652,379)    997,425

Issuance of common
  stock for cash
  during private
  placement from
  January to August,
  2001 at $0.50 and
  $0.25 per share,
  net of $33,238 in
  offering costs         675,250         68     229,194           -     229,262
Issuance of common
  stock for cash
  during private
  placement from
  September to
  December, 2001 at
  $2.00per share,
  net of $227,159
  in offering costs      292,700         29     314,812           -     314,841
Issuance of common
  stock for services
  provided from
  January 2001 to
  December, 2001 at
  $0.25, $0.50 and
  $2.00 per share,
  (Note 6)                67,900          6      27,919           -      27,925
Issuance of stock
  options to non-
  employees for
  services provided
  from January to
  December, 2001
  (Note 3)                     -          -      59,408           -      59,408
Issuance of stock
  options to
  employees
  from January to
  December, 2001
  (Note 3)                     -          -      10,950           -      10,950
Net (loss)                     -          -           -  (1,101,780) (1,101,780)
                     ----------- ----------- ----------- ----------- -----------
Balances, December
  31, 2000            16,541,612 $    1,654  $2,290,536 $(1,754,159) $  538,031
                     =========== =========== =========== =========== ===========

                 See accompanying summary of accounting policies
                        and notes to financial statements.

                                      F-5

                          MENTOR CAPITAL CONSULTANTS, INC.
                         (A DEVELOPMENT STAGE ENTERPRISE)
                       CONSOLIDATED STATEMENT OF CASH FLOWS

                            Cumulative                           Period from
                              During                            March 13, 2000
                            Development       Year Ended        (Inception) to
                               Stage       December 31, 2001   December 31, 2000
                           -------------   -----------------   -----------------
Cash flows from
  operating activities

Net (loss)                 $ (1,754,159)    $    (1,101,780)    $      (652,379)

Adjustments to reconcile
  net (loss) to cash
  provided (used) by
  operations
    Depreciation           $     30,167     $        20,544     $         9,623
    Issuance of common
      stock and options
      for services              158,148              87,333              70,815
    Issuance of employee
      stock options              10,950              10,950                   -

Change in assets and
  liabilities
    Accounts receivable          (5,000)             (5,000)                  -
    Other current assets         (3,636)             (3,636)                  -
    Accounts payable             64,605              64,605                   -
    Accrued expenses             25,238              (4,021)             29,259
    Deposits                     (3,132)             (1,132)             (2,000)
                           -------------   -----------------   -----------------
    Net cash (used) by
      operating activities $ (1,476,819)    $      (932,137)    $      (544,682)

Cash flows from investing
  activities
    Purchases of property
      and equipment            (133,216)            (33,142)           (100,074)
                           -------------   -----------------   -----------------
      Net cash (used) by
        investing
        activities             (133,216)            (33,142)           (100,074)

Cash flows from financing
  activities
    Proceeds from issuance
      of common stock, net
      of offering costs       2,123,092             544,103           1,578,989
                           -------------   -----------------   -----------------
      Net cash provided by
      financing activities    2,123,092             544,103           1,578,989
                           -------------   -----------------   -----------------
    Net increase (decrease)
      in cash              $    513,057     $      (421,176)    $       934,233

    Cash, beginning of
      period                          -             934,233                   -
                           -------------   -----------------   -----------------
    Cash, end of period    $    513,057     $       513,057     $       934,233
                           =============   =================   =================
Supplemental disclosure
  of non-cash investing
  and financing
  activities;

  Issuance of common
    stock and options
    for services           $    158,148     $        87,333     $        70,815
                           =============   =================   =================
  Issuance of employee
    stock options at
    less than fair
    market value           $     10,950     $        10,950     $             -
                           =============   =================   =================
  Interest paid            $      8,942     $           532     $         8,410
                           =============   =================   =================

                 See accompanying summary of accounting policies
                        and notes to financial statements.

                                      F-6

                          MENTOR CAPITAL CONSULTANTS, INC.
                          (A DEVELOPMENT STAGE ENTERPRISE)
                           NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of the Business and Summary of Significant Accounting Policies

Description of the Business

Mentor Capital Consultants, Inc. ("the Company") was incorporated in the State of Delaware on March 13, 2000.

The Company was organized to provide strategic business planning and marketing consulting services to small and medium sized businesses, and through wholly owned affiliates or business alliances, to provide specialized investment banking, investment advisory and related services to its clients.

For the period March 13, 2000 (Inception) to December 31, 2001, the Company has been in the development stage. The Company's activities since inception have consisted of developing the business plan, raising capital and initial business plan implementation.

Significant Accounting Policies

Consolidated Financial Statements
The consolidated financial statements include the Company and its wholly owned subsidiaries, IPO Management Group, Inc., IPO Marketing Group, Inc., IPO Investor Services, Inc. and MCAP Investment Banking Services, Inc. Significant intercompany accounts and transactions, if any, have been eliminated. The subsidiaries are currently inactive and have had no operating activities for the period since inception through December 31, 2001.

Cash and cash equivalents
The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Property and equipment
Property and equipment are stated at cost. Depreciation for financial accounting purposes is computed using the straight-line method over the estimated lives of the respective assets. Furniture and equipment is depreciated over 7 years, computer software is depreciated over 3 years, and computer hardware is depreciated over 5 years.

Property and equipment consist of the following:


                                                     December 31
                                                  2001            2000
                                              ------------    ------------
Furniture and office equipment                $    77,248     $    59,955
Computer hardware                                  50,363          39,150
Computer software                                   5,605             969
                                              ------------    ------------
                                                  133,216         100,074
Less: accumulated depreciation                    (30,167)         (9,623)
                                              ------------    ------------
                                              $   103,049     $    90,451
                                              ============    ============

Advertising
The Company expenses advertising costs as they are incurred. Advertising expenses for 2001 and the period from March 13, 2000 (Inception) to December 31, 2000 totaled $52,915 and $23,201, respectively.

                                      F-7

                          MENTOR CAPITAL CONSULTANTS, INC.
                          (A DEVELOPMENT STAGE ENTERPRISE)
                           NOTES TO FINANCIAL STATEMENTS

Significant Accounting Policies (cont.)

Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
Revenues from consulting services are recognized at the time services are rendered. The amounts of such revenues are recorded based on the fair value of the compensation received in exchange for the services. To date, the Company has contracted its services for payments in cash only.

Concentration of Credit Risk and Financial Instruments
Statement of Financial Accounting Standards ("SFAS") No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk", requires disclosure of significant concentrations of credit risk regardless of the degree of such risk. Financial instruments with significant credit risk include cash. The Company transacts its business with two financial institutions. The amount on deposit with one of those financial institutions does exceed the $100,000 federally insured limit at December 31, 2001. However, management believes that the financial institution is financially sound and the risk is minimal.

Financial instruments consist of cash and cash equivalents, accounts receivable and accounts payable. The carrying values of all financial instruments approximate fair value.

Software Development Costs
The costs incurred to develop computer software products to be sold or otherwise marketed are charged to expense until technological feasibility of the product has been established. Once technologically feasibility of related software products has been established, computer software development costs will be capitalized and reported at the lower of amortized cost or net realizable value. When a product is ready for general release, its capitalized costs will be amortized using the straight-line method of amortization over a reasonable period. During the year ended December 31, 2001 and the period from March 13, 2000 (Inception) to December 31, 2000, no software costs have been capitalized.

Stock Based Compensation
The Company follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") in accounting for stock based compensation. Under APB No. 25, the Company recognizes no compensation expense related to employee or director stock options unless options are granted with an exercise price below fair value on the day of grant. Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123") provides an alternative method of accounting for stock-based compensation arrangements for employees and directors, based on fair value of the stock-based compensation utilizing various assumptions regarding the underlying attributes of the options and stock. Stock, options or warrants issued to consultants and outsiders are recorded at fair value under SFAS No.
123. The Financial Accounting Standards Board encourages, but does not require, entities to adopt the fair-value based method. The Company will continue its accounting under APB No. 25 for employees and directors but uses the disclosure-only provisions of SFAS No. 123 for any options issued to employees and directors. See Note 3 for disclosure on those options issued for the periods ended December 31, 2001 and 2000.

                                      F-8

                          MENTOR CAPITAL CONSULTANTS, INC.
                          (A DEVELOPMENT STAGE ENTERPRISE)
                           NOTES TO FINANCIAL STATEMENTS

Significant Accounting Policies (cont.)

Income taxes
The Company accounts for deferred income taxes in accordance with the liability method as required by Statement of Financial accounting Standards ("SFAS") No.109, "Accounting for Income Taxes." Deferred income taxes are recognized for the tax consequences in future years for differences between the tax basis of assets and liabilities and their financial reporting amounts at the end of each period, based on enacted laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets and liabilities. Any liability for actual taxes to taxing authorities is recorded as income tax liability.

Reclassifications
Certain prior year amounts have been reclassified to conform with current year presentation. The impact of these changes is not material and did not affect net (loss).

Comprehensive Income
Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" requires the presentation and disclosure of all changes in equity from non-owner sources as "Comprehensive Income". The Company had no items of comprehensive income in the year ended December 31, 2001 or the period from March 13, 2000 (Inception) to December 31, 2000.

Segments Of An Enterprise And Related Information
Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") replaces the industry segment approach under previously issued pronouncements with the management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas and major customers. At present, the Company only operates in one segment.

Earnings (loss) per common share
Statement of Financial Accounting Standards No. 128, "Earnings Per Share," requires two presentations of earnings per share - "basic" and "diluted". Basic earnings or (loss) per common share is computed using the weighted average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed using the weighted average number of shares of common stock outstanding, adjusted for the dilutive effect of potential common shares consisting of common stock options and warrants and contingently issuable shares of common stock. Potential common shares outstanding are calculated using the treasury stock method. As a result of the Company's net loss, common stock equivalents have been excluded because their effect would be anti-dilutive.

Recent accounting pronouncements
In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets". SFAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for under the purchase method. For all business combinations for which the date of acquisition is after June 30, 2001, SFAS No. 141 also establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain rather than deferred and amortized. SFAS No. 142 changes the accounting for goodwill and other intangible assets after an acquisition. The most significant changes made by SFAS No. 142 are: 1) goodwill and intangible assets with indefinite lives will no longer be amortized; 2) goodwill and intangible assets with indefinite lives must be tested for impairment at least annually; and 3) the amortization period for intangible assets with finite lives will no longer be limited to forty years. The Company does not currently have any goodwill or intangible assets

                                      F-9

                          MENTOR CAPITAL CONSULTANTS, INC.
                          (A DEVELOPMENT STAGE ENTERPRISE)
                           NOTES TO FINANCIAL STATEMENTS

Significant Accounting Policies (cont.)

Recent Accounting Pronouncements (cont.)
recorded nor has it ever entered into a business combination and therefore, the Company does not believe that the adoption of these statements will have a material effect on its financial position, results of operations, or cash flows.

In June 2001, the FASB also approved for issuance SFAS No. 143, "Asset Retirement Obligations." SFAS No. 143 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including (1) the timing of the liability recognition, (2) initial measurement of the liability, (3) allocation of assets retirement cost to expense, (4) subsequent measurement of the liability, and (5) financial statement disclosure. SFAS No. 143 requires that an asset retirement cost should be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. The adoption of SFAS No. 143 is not expected to have a material effect on the Company's financial position, results of operations, or cash flows.

In August 2001, the FASB also approved SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". The new accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discontinued operations, and replaces the provisions of APB Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business", for the disposal of segments of a business. SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 also broadens the reporting of discontinued operations to include all components of an entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, are to be applied prospectively. The adoption of SFAS No. 144 is not expected to have a material effect on the Company's financial position, results of operations, or cash flows.

Note 2 - Income Taxes
The Company did not record any provision for federal and state income taxes for December 31, 2001 and December 31, 2000. Variations from the federal statutory rate are as follows:

                            Cumulative                           Period from
                              During                            March 13, 2000
                            Development       Year Ended        (Inception) to
                               Stage       December 31, 2001   December 31, 2000
                           -------------   -----------------   -----------------
Expected federal income
  tax benefit at statutory
  rate of 34%              $   (817,038)   $       (595,229)   $       (221,809)
Net operating loss
  carryforward             $    817,038    $        595,229    $        221,809
                           -------------   -----------------   -----------------
Net tax expense            $          -    $              -    $              -
                           -------------   -----------------   -----------------

                                      F-10

                          MENTOR CAPITAL CONSULTANTS, INC.
                          (A DEVELOPMENT STAGE ENTERPRISE)
                           NOTES TO FINANCIAL STATEMENTS

Note 2 - Income Taxes (cont.)

Deferred income tax assets result from federal and state operating loss carryforwards in the amount of $1,523,887 and $581,600 plus timing difference related to deductions for non-cash compensation and to other temporary differences in the amounts of $162,799 and $63,987 at December 31, 2001 and $70,816 and $0 at December 31, 2000, respectively. The loss carryforwards expire in 2020 and 2021 respectively.

Net deferred tax assets consist of the following as of December 31:

                                                2001               2000
                                             ----------         ----------
Tax effect of net operating loss
  carryforwards                              $ 518,121          $ 197,732
Tax effect of timing differences related
  to compensation expense                       55,352             24,077
Tax effect of other temporary differences       21,756                  -
Less valuation allowance                      (595,229)          (221,809)
                                             ----------         ----------
Net deferred tax assets                      $       -          $       -
                                             ----------         ----------

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some or all of the deferred tax asset will not be realized. The Company believes that sufficient uncertainty exists regarding the realizability of the deferred tax assets such that valuation allowances equal to the entire balance of the deferred tax assets are necessary.

Note 3 - Stock Options

In 2000, the Company's board of directors approved a Stock Option Plan (the
Plan) pursuant to which incentive stock options and nonqualified stock options are reserved for issuance to eligible employees, consultants and directors of the Company. The Plan is administered by the Board of Directors, which has the authority to select the individuals to whom awards are to be granted, the number of shares of common stock to be covered by each award, the vesting schedule of stock options, and all other terms and conditions of each award.

The Company has granted nonqualified stock options to purchase shares of common stock to certain employees at exercise prices ranging from $.25 to $.50 per share.

The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS No. 123"). Accordingly, the Company continues to account for options using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 ("APB No. 25").

                                      F-11

                          MENTOR CAPITAL CONSULTANTS, INC.
                          (A DEVELOPMENT STAGE ENTERPRISE)
                           NOTES TO FINANCIAL STATEMENTS

Note 3 - Stock Options (Cont.)

A summary of activity in the Plan is as follows:

                                                                  Period from
                                                                March 13, 2000
                                      Year ended                (Inception) to
                                   December 31, 2001           December 31, 2000
                                 --------------------        -------------------
                                  Number     Weighted         Number    Weighted
                                    of        Average           of       Average
                                  Options    Exercise         Options   Exercise
                                              Price                      Price
                                 ---------  ---------        ---------  --------
Outstanding at beginning of
  period                          115,058   $   0.32                -   $     -
Granted during year               127,824       0.39          115,058      0.32
Exercised during year                   -          -                -         -
                                 ---------  ---------        ---------  --------
Outstanding at end of period      242,882   $   0.36          115,058   $  0.32
                                 =========  =========        =========  ========
Exercisable at end of period      242,882   $   0.36          115,058   $  0.32
                                 =========  =========        =========  ========

As of December 31, 2001, outstanding options have weighted average contractual lives remaining of approximately four years with an exercise price of $0.36 per share. Of those options outstanding at December 31, 2001, all are fully vested.

In 2001, the Company issued to two employees options that were at exercise prices below the fair market value of the stock on the dates of grant. In accordance with APB No. 25 and utilizing the intrinsic valuation method associated with APB No. 25, the Company has recorded $10,950 of compensation expense related to these option grants.

If the Company had used the Fair Value based method of accounting for its stock option plan, as prescribed by Statement of Financial Accounting Standards No. 123, compensation cost included in the net (loss) for the periods ended December 31, 2001 and 2000 would have increased by $28,081 and $21,910, respectively, resulting in pro-forma net losses of ($1,129,861) and ($674,289), respectively, or ($0.07) and ($0.05) per share, respectively.

For purposes of calculating fair value under FAS No. 123, the fair value of each option grant, as opposed to its exercisable price, is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield, expected volatility of 141.60% and 0% as of December 31, 2001 and 2000, respectively; risk free interest rates of 8% and 6% as of December 31, 2001 and 2000, respectively; and expected lives of 2 years.

In addition to stock options granted to employees, the Company granted options to purchase common stock to certain consultants at the price at which stock was being sold to new investors at the time of grant. The compensation cost of these options, measured by the fair value of the options provided in lieu of cash has been included in selling, general and administrative expense.
The assumptions utilized to value employee options in accordance with the disclosure requirements of SFAS No. 123 were also used to value the options issued to the consultants. For the year ended December 31, 2001 and the period from March 13, 2000 (Inception) to December 31, 2000, the Company has recognized consulting expense related to the non-employee options of $59,408 and $20,000, respectively.

                                      F-12

                          MENTOR CAPITAL CONSULTANTS, INC.
                          (A DEVELOPMENT STAGE ENTERPRISE)
                           NOTES TO FINANCIAL STATEMENTS

Note 3 - Stock Options (Cont.)

Following is a reconciliation of transactions during the period for options granted to consultants:

                                                               Period from
                                                              March 13, 2000
                                   Year ended                 (Inception) to
                                December 31, 2001            December 31, 2000
                             ------------------------     ----------------------
                                             Average                    Average
                             Number of       Exercise     Number of     Exercise
                              Options         Price        Options       Price
                            -----------     ----------   -----------   ---------
Outstanding at the
  beginning of the
  period                        80,000       $   0.25             -     $     -
Granted during the
  period                       164,503           0.41        80,000        0.25
Exercised during the
  period                             -              -             -           -
                            -----------     ----------   -----------   ---------
Outstanding at the end
  of the period              244,503             0.36        80,000        0.25

Exercisable at end of
  period                     244,503             0.36        80,000        0.25
                            ===========     ==========   ===========   =========

Outstanding non-employee options have a weighted average contractual life remaining of approximately four years with an exercise price of $0.36 per share. Of those consultant options outstanding at December 31, 2001, all are fully vested.

Note 4 - Related Party Transactions
At the inception of the Company, the primary stockholder sold certain assets, consisting primarily of furniture, computers and software to the Company for $55,000. The value of the assets was estimated to be approximately fair value; the Board of Directors approved the transaction; the primary stockholder abstained from voting. During 2001, the Company paid legal fees to a director in the amount of $39,700 In addition, during 2001, the Company retained several consultants who received common stock and fees for services provided totaling $46,100.

Note 5 - Operating Leases
The Company leases certain facilities and office space under non-cancelable operating lease agreements. Rent expense for the year ended December 31, 2001 and the period from March 13, 2000 (Inception) to December 31, 2000 was approximately $59,266 and $29,707, respectively.

Future minimum rental commitments for the operating leases are as follows:

        YEAR
        2002                            $52,332
        2003                             34,888
                                        -------
        Total lease payments            $87,220
                                        =======

                                      F-13

                          MENTOR CAPITAL CONSULTANTS, INC.
                          (A DEVELOPMENT STAGE ENTERPRISE)
                           NOTES TO FINANCIAL STATEMENTS

Note 6 - Shareholders' Equity

During the period from March 13, 2000 (Inception) to December 31, 2000, the Company issued a private placement memorandum under Regulation D, Rule 504 of the Securities and Exchange Act of 1933, as amended, for the purpose of raising capital for administrative costs, marketing costs, capital expenditures and for the establishment of a cash reserve. Pursuant to the private placement, the Company sold 1,279,500 shares at $0.25 per share and 2,365,500 shares at $0.50 per share.

The Company also issued 178,262 shares at $0.25 and $0.50 per share to consultants for services provided in the period from March 13, 2000 (Inception) to December 31, 2000.

During the year ended December 31, 2001, the Company continued its private placement offering initiated in 2000 and issued common stock to new investors at $.25 per share for 300,250 shares, and at $.50 per share for 375,000 shares. Offering costs of $33,238 were incurred and recorded as an offset against the proceeds from the private placement offering in the year ended December 31, 2001.

Through a public offering in 2001, the Company issued common stock to new investors at $2.00 per share for 292,700 shares. The commons stock was offered in units. Each unit was comprised of two shares of common stock and two warrants to purchase additional shares of common stock. Each warrant is exercisable to purchase a share of common stock at prices of $3.00 and $4.00
per share, respectively.   A total of 292,700 warrants were issued in
conjunction with the public offering. As of December 31, 2001, all of the warrants remain outstanding. The warrants are exercisable over a period not to exceed 18 months commencing six months from the effective date of the initial registration statement, which was July 5, 2001. The Company, at its option, may redeem the warrants at a price of $0.01 per warrant at any time during the exercise period if the stock price, as traded on a national securities exchange, equals or exceeds $5.00 per share for a period of 20 consecutive days. No assignment of fair value was assigned to the warrants issued but any future exercises will dilute the holdings of current and future shareholders.
Offering costs of $227,159 were incurred and recorded as an offset against the proceeds from the public offering in the year ended December 31, 2001.

The Company also issued 67,900 shares at $.25, $0.50 and $2.00 per share to consultants for services provided. These shares were valued based on the price at which shares were being issued at the time services were rendered.

The Company's Articles of Incorporation authorize the issuance of 25,000,000 shares of preferred stock with $.0001 par value. The preferred stock may be issued from time to time with such designation, rights, preferences and limitations as the Board of Directors may determine by resolution. As of December 31, 2001 and December 31, 2000, no shares of preferred stock have been issued.

                                      F-14

                                                                       EXHIBIT A

                                  875,000 Units
                         MENTOR CAPITAL CONSULTANTS INC.
                            Common Stock and Warrants

                             SUBSCRIPTION AGREEMENT

Mentor Capital Consultants, Inc.
4940 Pearl East Circle, Suite 104
Boulder, Colorado 80301

Gentlemen:

  The undersigned irrevocably subscribe(s) for and agree(s) to purchase _______ units, each unit consisting of two shares of common stock ("Common Stock") and warrants to purchase two additional shares of common stock of Mentor Capital Consultants, Inc. ("Company"), to be registered in the name(s) of the undersigned at the address appearing below. Delivered concurrently herewith is payment in full for the Common Stock subscribed for, at the price of $4.00 per unit (checks made payable to "Grafton State Bank, Escrow Agent"). The undersigned agree(s) that the Company has the right to reject this subscription for any reason and that, in the event of rejection, all funds delivered herewith will be promptly returned, without interest or deduction.

                           WITHHOLDING CERTIFICATION

  Each of the undersigned certifies under penalty of perjury that:
  (1) The Social Security Number or other Federal Tax I.D. Number entered below is correct.
  (2) The undersigned is not subject to backup withholding because:
      (a) The IRS has not informed the undersigned that he/she/it is subject to backup withholding.
      (b) The IRS has notified the undersigned that he/she/it is no longer subject to backup withholding.

  Note: If this statement is not true and you are subject to backup withholding, strike out section (2).

                            REGISTRATION OF SECURITIES

  Common stock and warrants are to be registered as indicated below. (Please type or print.)


 ___________________________________

                                         _____________________________________
 ___________________________________  Social Security or Federal Tax I.D. Number
                 Name(s)


 ___________________________________
             Street Address             Telephone Number  (____)________________


 ___________________________________
           City, State, Zip Code


OWNERSHIP:   [_] Individual   [_] Marital Property   [_] Joint Tenants with
Right of Survivorship   [_] Tenants in Common   [_] Corporation
[_] Partnership [_] Trust   [_] IRA/Qualified Plan   [_] Other _________________

  If common stock and warrants are to be registered jointly, all owners must sign. For IRAs/Qualified Plans, the trustee must sign. Any registration in the names of two or more co-owners will, unless otherwise specified, be as joint tenants with rights of survivorship and not as tenants in common. Each subscriber certifies that he/she/it has full capacity to enter into this Agreement. This subscription is subject to acceptance by the Company and will not be accepted unless accompanied by payment in full.

                                      A-1

SUBSCRIBER SIGNATURES

Individuals  (All proposed record holders must sign.)

Dated: _________________



  ____________________________________    ____________________________________
             (Signature)                               (Signature)

  ____________________________________    ____________________________________
          (Print or Type Name)                    (Print or Type Name)


Corporations, Partnerships, Trusts and IRAs/Qualified Plans (Certificate of Signatory must be completed.)

Dated: ________________                  ______________________________________
                                           (Print or Type Name of Entity)


                                     By:________________________________________
                                        (Signature of Authorized Representative)



                           Certificate of Signatory


  I, _____________________________________________________________, am the
           (Print or Type Name of Authorized Representative)

_________________________________ of _________________________________________
(Print or Type Title or Position)    (Print or Type Name of Subscribing Entity)

("Entity").

  I certify that I am fully authorized and empowered by the Entity to execute this Subscription Agreement and to purchase common stock and warrants, and that this Subscription Agreement has been duly executed by me on behalf of the Entity and constitutes a valid and binding obligation of the Entity in accordance with its terms.



                                        ________________________________________
                                        (Signature of Authorized Representative)


ACCEPTANCE

  Subscription [_] accepted [_] rejected as of _____________________, 200__.

                                        Mentor Capital Consultants, Inc.



                                     By: _________________________________

(Signature of Authorized Officer)

                                      A-2

No. _______                                                            EXHIBIT B


                                    WARRANT
                             To Purchase Common Stock
                                       of
                          Mentor Capital Consultants, Inc.

  THIS CERTIFIES THAT, upon surrender of this Warrant at the office of the Warrant Agent hereinafter named, in the Village of Grafton, County of Ozaukee, State of Wisconsin, accompanied by payment as hereinafter provided, ____________ _________________________ or assigns ("Holder") is entitled to purchase at any time prior to the expiration of the Warrant Exercise Period (as hereinafter defined), but not thereafter, _________ shares of common stock ("Common Stock"), of Mentor Capital Consultants, Inc., a Delaware corporation ("Company"), as such Common Stock shall be constituted at the time of purchase, which shares have been duly authorized and set aside for issuance and will, upon such issuance, be fully paid and nonassessable, at the price of Dollars ($___) per share, subject to the terms and provisions set forth herein and in an agreement by and between the Company and Grafton State Bank, Grafton,Wisconsin ("Warrant Agent"), and not otherwise.

  This Warrant shall be exercisable in whole at any time or in part from time to time (provided that not less than One Hundred (100) shares of Common Stock, or any integral multiple of such amount, shall be purchased upon any such partial exercise hereof), for the period from issuance through September 30, 2003, provided that the Common Stock issuable upon the exercise of this Warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act of 1933, as amended ("Securities Act") and the securities or "blue sky" laws of the jurisdiction in which the exercise of this Warrant is proposed to be effected ("Warrant Exercise Period") Upon the expiration of the Warrant Exercise Period, this Warrant will expire and become void and of no value. No fractional shares will be issued upon the exercise hereof.

  This Warrant shall be registered at the office of the Warrant Agent and is transferable only at said office by the registered Holder hereof or his duly authorized attorney upon surrender of this certificate, properly endorsed.

  Upon any adjustment of the number of shares of Common Stock which may be purchased upon the exercise of this Warrant and/or the purchase price per share, then in each such case the Company shall give written notice thereof, as hereinbelow provided, which notice shall state the purchase price per share resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

THIS WARRANT MAY NOT BE TRANSFERRED OR EXERCISED UNLESS SAID WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE THEREOF ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ARE EXEMPT FROM SUCH REGISTRATION, OR SUCH TRANSFER OR EXERCISE (AND THE ISSUANCE OF COMMON STOCK PURSUANT TO SUCH EXERCISE) IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS. THE COMPANY WILL USE ITS BEST EFFORTS TO SO REGISTER OR QUALIFY THIS WARRANT, AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF, AND/OR TO SO REGISTER OR QUALIFY THE TRANSACTIONS PURSUANT TO WHICH SUCH SECURITIES ARE ISSUED OR TRANSFERRED, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES LAWS OF THE JURISDICTIONS IN WHICH WARRANTS ARE SOLD; THE COMPANY MAY, IN ITS SOLE DISCRETION, ATTEMPT TO SO REGISTER OR QUALIFY SUCH SECURITIES IN JURISDICTIONS OTHER THAN THOSE IN WHICH WARRANTS ARE SOLD.

                                      B-1

  The Holder of this Warrant shall not by virtue thereof have any rights of a shareholder of the Company or to notice of meetings of shareholders or of any other proceedings of the Company.

  This Warrant is divisible on surrender, in which case a new Warrant or Warrants will be issued.

  Commencing January 5, 2002, and at any time thereafter until and including, but not after, the expiration of the Warrant Exercise Period, the Company may, at its option, redeem all of the Warrants at any time or some of them from time to time, upon payment of One Cent ($0.01) per Warrant to the Holder, provided that the closing bid or sale price of the Common Stock, as quoted on the NASD OTC Bulletin Board, or other national securities exchange, equals or exceeds Five Dollars ($5.00) per share for twenty (20) consecutive trading days ending within fifteen (15) days of the date upon which notice of redemption is given as provided herein. In case less than all of the Warrants at the time outstanding are to be redeemed, the Warrants to be redeemed shall be selected by the Company by lot. Notices of such optional redemption will be mailed at least fifteen
(15) days prior to the redemption date to each holder of Warrants to be redeemed at the registered address of such Holder. Each Holder of this Warrant, by accepting the same, agrees upon any such notice of redemption to receive payment for this Warrant upon the date fixed for redemption in the amount herein provided.

  If prior to the expiration of this Warrant, by exercise hereof or by its terms:

  (a) The Company shall be recapitalized through the subdivision of its outstanding shares of Common Stock into a greater number of shares, or shall by exchange or substitution of or for its outstanding Common Stock or otherwise, reduce the number of such shares, then in each such case the number of shares deliverable upon the exercise of this Warrant shall be changed in proportion to such increase or decrease of the outstanding shares of such Common Stock of the Company, without any change in the aggregate payment by the Warrant Holder from the aggregate payment specified on the face of this Warrant.

  (b) A dividend shall be declared or paid at any time on the Common Stock of the Company in its Common Stock or in securities convertible into Common Stock of the Company, then in each such case the number of shares deliverable upon the exercise thereafter of this Warrant shall, without requiring any payment by the Warrant Holder in addition to the payment specified on the face hereof, be increased in proportion to the increase, through such dividend, in the number of outstanding shares of Common Stock of the Company. In the computation of the increased number of shares deliverable upon the exercise of this Warrant, any dividend paid or distributed upon the Common Stock in securities convertible into Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof.
The obligations of the Company and the rights of the Holder hereof shall not be affected by the exercise of any conversion privileges heretofore granted to the holders of any of the stock or securities of the Company or of any other corporation.

  (c) The Company shall, at any time while any of the Warrants are outstanding, declare a dividend on its Common Stock, other than as provided in the preceding paragraph (b), then in each such case the Company shall give notice in writing to the registered Holder of this Warrant, and such dividends so declared shall be made payable only to the shareholders of record on a date at least ten (10) days subsequent to the date of such notice, including stock issued pursuant to the exercise of such Warrants prior to such record date.

  (d) The Company shall be recapitalized by reclassifying its outstanding Common Stock into stock without par value, or the Company or a successor corporation shall consolidate or merge with, or convey all, or substantially all, of its or any successor corporation's property or assets to, any other corporation or corporations (any such corporation being included within the meaning of "successor corporation" as hereinbefore used in the event of any consolidation or merger of such corporation with, or the sale of all, or substantially all, of the property or assets of such corporation to another corporation or corporations) then in each such case, as a condition of such recapitalization, consolidation, merger or conveyance, lawful and adequate provision shall be made whereby the Holder of each Warrant shall thereafter have the right to purchase, upon the basis and upon the terms and conditions specified in this Warrant, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant, such shares of stock, securities or other assets as may be issued or payable with respect to, or in exchange for, the number of shares

                                      B-2

of Common Stock of the Company theretofore purchasable upon the exercise of this Warrant had such recapitalization, consolidation, merger or conveyance not taken place; and in any such event the rights of the Warrant Holder to an adjustment of the number of shares of Common Stock purchasable upon the exercise of this Warrant as hereinbefore provided shall continue and be preserved in respect of any stock which the Warrant Holder becomes entitled to purchase. It shall be a condition of such consolidation, merger or conveyance that each successor corporation shall assume, in manner and form satisfactory to the Warrant Agent, the obligation to deliver to the Warrant Holder, upon the exercise of this Warrant, such shares of stock, securities or assets as, in accordance with the provisions of this Warrant, shall have been provided for such purpose. The Warrant Agent shall assume no liability for its exercise of discretion hereunder, other than for wilful wrongdoing.

  This Warrant shall be deemed to have been exercised, and the Holder exercising the same to have become a shareholder of record of the Company, for the purpose of receiving dividends and for all other purposes whatsoever as of the date the Holder surrendered this Warrant accompanied by payment in cash, as herein provided. The Company agrees that, while this Warrant shall remain valid and outstanding, its stock transfer books shall not be closed for any purpose whatsoever, except under arrangements which shall insure to Holders exercising Warrants or applying for transfer of stock within five (5) days after the books shall have been reopened all rights and privileges which they might have had or received if the transfer books had not been closed and they had exercised their Warrants at any time during which such transfer books shall have been closed.

  Upon each increase or decrease in the number of shares of Common Stock of the Company deliverable upon the exercise of this Warrant, or in the event of changes in the rights of the Warrant Holders by reason of other events hereinbefore set forth, then in each such case the Company shall forthwith file with the Warrant Agent a certificate executed by its President or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, stating the increased or decreased number of shares so deliverable and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

  The Company covenants, at all times when Warrants are outstanding and in effect, to reserve, unissued, such number of shares of Common Stock as it may be required to deliver pursuant to the exercise of this Warrant, subject to consolidation, merger or sale, as hereinabove set forth.

  As used herein, the terms "Holder" "Warrant Holder" and "Holder of this Warrant" shall be construed to mean the registered holder hereof, and, in the case of any notice required by this Warrant to be given to the Warrant Holder, it shall be sufficient if mailed to the last known address of such Holder as the same appears on the books of the Company.

  IN WITNESS WHEREOF, MENTOR CAPITAL CONSULTANTS, INC. has caused this Warrant to be signed in its corporate name by its President or a Vice President, manually or in facsimile, and its corporate seal or a facsimile to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary, as of the day and year first above written.


                                                MENTOR CAPITAL CONSULTANTS, INC.

Attest:


         ______________________________  By: __________________________________
                              Secretary                President

[CORPORATE SEAL]

                                      B-3

                                SUBSCRIPTION FORM

                      (To be Executed Upon Exercise of Warrant)

  The undersigned, the Holder(s) or assignee(s) of such Holder(s) of the within Warrant, hereby (i) subscribes for shares of Common Stock which the undersigned is entitled to purchase under the terms of the within Warrant and (ii) tenders herewith the full exercise price of all shares subscribed for.


Dated: _________________________


Number of Shares Subscribed For:

        ________________                ____________________________________
                                                   (Signature)



                                        ____________________________________
                                                   (Signature)




                                   ASSIGNMENT

              (To Be Executed By the Registered Holder to Effect
                      a Transfer of the Within Warrant)


  FOR VALUE RECEIVED, the undersigned Warrant Holder(s) do(es) hereby sell, assign and transfer unto ________________________________________ the right to purchase common stock evidenced by this Warrant, and does hereby irrevocably constitute and appoint __________________________________________to transfer the said right on the books of the Company, with full power of substitution.


Dated: _________________________


                                        ____________________________________
                                                   (Signature)



                                        ____________________________________
                                                   (Signature)

                                      B-4

                              [Inside back cover]

  You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the units.



                             [Outside back cover]

                         MENTOR CAPITAL CONSULTANTS, INC.



  Until May 26, 2002 (90 days after the commencement of this offering), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.